As filed with the United States Securities and Exchange Commission on February 1, 2012

Registration No. 333-178851

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EFACTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7374	45-3205842
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

105 Barbaree Way

Tiburon, CA 94920

415- 381- 4806

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adrie Reinders, President and Chief Executive Officer

105 Barbaree Way

Tiburon, CA 94920

415- 381- 4806

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C. Parkinson Lloyd, Esq.

Durham Jones & Pinegar, P.C.

111 East Broadway, Suite 900

Salt Lake City, Utah 84111

(801) 415-3000

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2) (3)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, par value $0.0001 per share	5,805,000	$1.40.	$8,127,000	$932 (4)
Common Stock, par value $0.0001 per share	1,000,000	$1.40	$1,400,000	$161 (5)
TOTALS	6,805,000		$9,527,000	$1,093 (5)

(1)

This Registration Statement covers under one prospectus, two transactions: (a) The distribution (the “Distribution”) of 4,000,000 shares of EFactor Holdings, Inc. (“EHI”), common stock owned by Triton Distribution Systems, Inc. (“Triton”), to be registered for distribution to Triton shareholders.  In addition, the Company is registering 5,000 shares of common stock to be issued to Triton shareholders who would otherwise receive a partial share in the Distribution.  No payment will be made by any recipient of the shares to either Triton or the Company.

(2)

The first prospectus also includes an aggregate of 1,800,000 shares of EHI common stock owned by eight selling shareholders identified herein (the “Selling Shareholders”).  EHI will not receive any proceeds from the sale of the shares sold by the Selling Shareholders.

(3)

This Registration Statement also covers, under a separate prospectus, the direct offering by EHI of up to 1,000,000 shares of EHI’s common stock, in connection with a best-efforts underwritten offering. The price of the Direct Offering Shares will be determined prior to the effectiveness of this Registration Statement.

(4)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on prior sales of common stock of EFactor Corp, the predecessor entity of the Company, at an equivalent price of $1.40 per share.

(5)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on prior sales of common stock of EFactor Corp, the predecessor entity of the Company, at an equivalent price of $1.40 per share. The shares to be sold by EHI will be sold at a fixed price to be determined prior to effectiveness of this Registration Statement.  Any increased fees will be paid prior to effectiveness.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

This Registration Statement contains two prospectuses, as set forth below.

•

Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant (the “Public Offering Prospectus”) of up to 1,000,000 shares of the Registrant’s common stock through the Underwriters named on the cover page of the Public Offering Prospectus.

•

Resale and Distribution Prospectus. A prospectus (the “Resale Prospectus”) to be used for the resale by the eight Selling Shareholders of up to 1,800,000 shares of the Registrant’s common stock, as well as the Distribution by Triton of 4,000,000 shares of the Registrant’s common stock to the Triton Shareholders as a dividend distribution.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•

they contain different outside front covers;

•

they contain different Summary of the Offering sections in the Prospectus Summary section;

•

they contain different sections entitled “The Offering,” describing the transactions covered by the Registration Statement and Prospectus;

•

they contain different “Use of Proceeds sections;

•

the Capitalization section on page 15 of the Public Offering Prospectus is deleted from the Resale Prospectus;

•

information is provided in the Resale Prospectus about the Triton and the Selling Shareholders, including a table showing the share ownership of Triton and the various Selling Shareholders prior to and following the offerings covered by this Registration Statement and Prospectus;

•

references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•

the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;

•

the outside back cover of the Public Offering Prospectus is different from that of the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed.  We may not distribute these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY ___, 2012

1,000,000 Shares

EFACTOR HOLDINGS, INC.

Common Stock

This is a public offering of our common stock. We are not a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended. Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. We plan to apply to have our shares of common stock listed on the OTC Bulletin Board, other over-the-counter markets, or the Nasdaq National Market. No assurance can be given that any such listing will be approved.

The offering price to the public will be determined by negotiation between us and the underwriters, but will be fixed prior to the commencement of the offering by the Underwriter.  The offering will be on a “best-efforts” basis.

Simultaneously with the offering being conducted pursuant to this Prospectus, we have another concurrent offering of our shares that will have a dilutive effect on any purchaser of shares under this prospectus and the registration statement of which it is a part.  We are conducting an offering pursuant to another prospectus (the “Resale Prospectus”), which includes (i) the distribution (in the form of a dividend) of 4,000,000 shares of our common stock (the “Dividend Shares”) to the shareholders of Triton Distribution Systems, Inc. (“Triton”); and (ii) the resale by eight selling shareholders of up to 1,800,000 shares of our common stock (the “Resale Shares”).  We anticipate that the distribution of the Dividend Shares to the Triton shareholders will occur within 45 days of this registration statement’s being declared effective.  We cannot determine how long it will take for the selling shareholders named in the Resale Prospectus to sell the Resale Shares, or whether they will be able to sell all or any of the Resale Shares.  The distribution of the Dividend Shares to the Triton Shareholders and the sales of the Resale Shares by the selling shareholders are not covered by this prospectus.  As such, there are a total of 6,805,000 shares of our common stock registered for sale, resale, or distribution under this and the other prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 4of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

As of November 30, 2011, there were 19,800,000 shares of our common stock issued and outstanding.

	Per Share	Total
Public offering price	$ [___]	$ [___]
Underwriting discounts and commissions	$ [___]	$ [___]
Proceeds, before expenses, to EFactor Holdings, Inc.	$ [___]	$ [___]

(1) The underwriters will receive compensation in addition to the discounts and commissions as set forth under “Underwriting.”

The Underwriters are offering the common stock as set forth under “Underwriting.” Delivery of the shares will be made on or about [__________], 2012.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully.

The date of this Prospectus is _______________, 2012

EFACTOR HOLDINGS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until [90 days from the distribution date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider relating to ownership of our common stock.  You should read the entire prospectus carefully, including the "Risk Factors" beginning on page 4, and our financial statements and the notes to the financial statements included elsewhere in this prospectus.  As used throughout this prospectus, the terms "EHI", "Company", "we," "us," or "our" refer to EFactor Holdings, Inc.

Our Business

History and Development of the Company

EHI was formed in September 2011 as a subsidiary of Triton Distribution Systems, Inc.  To better understand EHI’s business focus, it may help to know more about Triton.

Triton

Triton is a development stage Web-based electronic catalog primarily focused on travel services distribution. The travel marketplace is a global arena in which millions of “buyers” such as travel agents and consumers and “sellers” such as airlines, hotels, car rental agencies, cruise ship lines, tour operators and entertainment companies come together. Among the systems available to buyers in their search for travel options, availability and rates are Global Distribution Systems companies, known as “GDSs,” which are accessed primarily by travel agents and Internet travel Web site companies such as Cendant Corp.'s Orbitz, Expedia, Inc.'s Expedia.com and Sabre Holdings Corp.'s Travelocity, which are accessed by consumers. These systems electronically connect a vast network of travel product sellers and globally dispersed travel agents and consumers.

Triton’s core business is the electronic distribution of travel inventory from travel sellers to travel agencies and their clients. Unlike Orbitz, Expedia and Travelocity, which are targeted to consumers we operate solely as a vendor to travel agents through our business-to-business, or “B2B,” Web-based distribution system. Triton favors the B2B market because Triton’s management estimates that 80% of global airline tickets are issued by travel agents and an estimated 70% of all travel is booked through travel agents. Moreover, the Cruise Line International Association estimates that more than 90% of cruises are booked through travel agents.

Triton plans to offer a broad array of proprietary products and services in various target markets. These products and service offerings can be divided into three categories: (1) B2B products, (2) portal products and (3) Web services.

Triton’s products are distributed over the Internet from the Triton portal, lowering the cost of distribution. Travel inventory is made available to agencies through the Triton network. With only a personal computer, a broadband Internet connection and a printer, a travel agent can securely connect to a Triton operations center.

In September 2011, EHI entered into negotiations with EFactor, Corp. (“EFactor”), an entrepreneurial community organization, described briefly below and in more detail on page 17 of this Registration Statement.  Our negotiations with EFactor related to and resulted in a share exchange agreement pursuant to which we obtained all of the issued and outstanding shares of common stock of  EFactor, in exchange for an aggregate of 14,000,000 shares of our common stock.  Additionally in September 2011, Triton granted to EHI a non-exclusive right and license (the “License”) to use, reproduce and market the Reservation Expert (the “Software”), solely for the purpose of servicing EHI’s members.

The License Agreement and the Share Exchange Agreement are described in more detail below.

EFactor, Corp.

EFactor, an entrepreneurial community with approximately 900,000 members as of January 2011, assists entrepreneurs by providing resources that every small business owner needs: gaining access to funding; building knowledge; increasing revenue; and decreasing costs. At EFactor, entrepreneurs can:

-

exchange ideas with experts;

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receive exclusive discounts on business tools;

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interact with potential partners or clients; and

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discover funding opportunities for their startups.

With close to a million users in 185 countries, EFactor offers a unique mix of online and offline E.vents in the United States and internationally. Members join EFactor to make relevant connections, which can help them take their businesses to the highest level. EFactor is headquartered in San Francisco, California, and founded by a team of successful serial entrepreneurs.

Summary of Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:

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We have not achieved profitable operations and continue to operate at a loss;

-

Because of our history of accumulated deficits and recurring cash flow losses, we must improve profitability and may be required to obtain additional funding if we are to continue as a "Going Concern;"

-

We have no dividend history and have no intention to pay dividends in the foreseeable future. Investors in our shares would have to rely on the value of those shares and the market, if any, for such shares in order to realize any benefit from their ownership of our stock;

-

We may require additional financing in the future, which may not be available, or may not be available on favorable terms, and if we cannot obtain such financing, we may be required to cease operations;

-

You should not rely on EFactor Corp’s past results to predict our future performance because our operating results fluctuate due to factors which are difficult to forecast;

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If we are unable to continue to bring in new Members, we may not be able to increase or sustain our profitability on a quarterly or annual basis in the future;

-

Conducting business internationally poses special risks, which could increase our costs and require us to allocate significant management resources to address;

-

At the present time, there is no public market for our common stock.  If a market develops, our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares;

-

The power of our board of directors, without any action or approval by our stockholders, to designate and issue additional classes of capital stock, including preferred stock, and certain aspects of Nevada corporate law, may adversely affect the relative rights of our common stockholders or make it more difficult for an acquiror to obtain control of the company without the approval of our board of directors;

-

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock;

-

We may be unable to achieve some or all of the benefits that we expect to achieve from our separation from Triton, which would adversely affect the market for and the price of our shares, including those Dividend Shares distributed in connection with the Distribution (pursuant to the Resale Prospectus);

-

The Distribution is a taxable transaction, and therefore you could be subject to material amounts of taxes; and

-

The Spin-off will result in costs associated with being a publicly held company.

For further discussion of these and other risks, see “Risk Factors,” beginning below.

SUMMARY OF THE OFFERING

The Direct Offering by EHI

Through the sale of the Direct Offering Shares, EHI seeks to raise operating financing, therefore wishes to offer and sell to the public, at a fixed price of [$_______], through a best-efforts, underwritten offering, the Direct Offering Shares.  Management anticipates that the proceeds will be used as follows:

Marketing

30% of funds raised

General Operations

50% of funds raised

Research & Development

5% of funds raised

Business Development

15% of funds raised

Total

100%

As of the date of the filing of this Registration Statement, EHI had been in negotiations with several potential underwriters and placement agents, but had not entered into any final agreement with an underwriter or placement agent.  Management anticipates that any underwriting or placement will be on a “best-efforts” basis rather than a firm-commitment underwriting.

If Management is unable to enter into an agreement with an underwriter or placement agent with respect to the placement of the Direct Offering Shares at a fixed price, EHI will not proceed with the Direct Offering and will not sell any of the Direct Offering Shares.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained in this Registration Statement. Some of these risks relate principally to our Spin-off from Triton, while others relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our common stock.  If any of these risks develop into actual events, our business, financial condition, results of operations or cash flows could be materially adversely affected, and, as a result, the trading price of our common stock could decline.

Risks Relating to Our Business

We have no dividend history and have no intention to pay dividends in the foreseeable future. Investors in our shares would have to rely on the value of those shares and the market, if any, for such shares in order to realize any benefit from their ownership of our stock.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future.  Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income.  Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price, if established, will rise to provide any such increase.

We may require additional financing in the future, which may not be available, or may not be available on favorable terms.  If we cannot obtain such financing, we may be required to cease operations.

We may need additional funds to finance our operations, to make additional investments, or to acquire complementary businesses or assets.  We may be unable to generate these funds from our operations and we may not be able to obtain financing from other sources, including the sale of our securities, on terms that will be favorable to us.

We have not achieved profitable operations and continue to operate at a loss.

From incorporation to date, we have not achieved profitable operations and continue to operate at a loss.  Our present business strategy is to improve cash flow by adding to our existing product line and expanding our sales and marketing efforts, including the addition of in-house sales personnel.  There can be no assurance that we will ever be able to achieve profitable operations or that we will not require additional financing to fulfill our business plan.

Because of our history of accumulated deficits and recurring cash flow losses, we must improve profitability and may be required to obtain additional funding if we are to continue as a "Going Concern."

We have a history of accumulated deficits.  At September 30, 2011, our accumulated deficit was $5,670,492.  The financial statements of the Company have been prepared on the assumption that the Company will continue as a going concern.  The Company's independent public accountants have issued their report dated November 2, 2011, that includes an explanatory paragraph stating that the Company's recurring losses raise substantial doubt about the Company's ability to continue as a going concern.  The Company's products and services are limited and it has been necessary to rely upon loans and capital contributions from its parent corporation to sustain operations.  Management anticipates that we may require approximately $2,000,000 over the next twelve months to implement our business plan and operations, although this is only an estimate, and there can be no guarantee that such funds would be sufficient. Additional financing may be required if the Company is to continue as a going concern. If such additional funding is needed and cannot be obtained, the Company may be required to scale back or discontinue its operations.

If the Company fails to be approved by the Securities and Exchange Commission to be a public company, or if the Company fails to be approved to trade its shares on the NASDAQ Market or another market or trading facility, our ability to raise capital when needed may be adversely affected.

If we cannot raise capital when it is needed, we may be required to reduce or suspend operations or go out of business altogether. Our ability to raise additional funds in the public or private markets will be adversely affected if the results of our business operations are not favorable, if our products and services developed are not well-received or if our stock price or trading volume is low. Additional funding may not be available on favorable terms to us, or at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in further dilution to our stockholders. If we raise money through debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we cannot sustain our working capital needs with financings or if available financing is prohibitively expensive, we may not be able to complete the commercialization of our products and services. As a result, we may be required to discontinue our operations without obtaining any value for our products and services, which could eliminate stockholder equity, or we could be forced to relinquish rights to some or all of our products in return for an amount substantially less than we expended.

You should not rely on EFactor Corp’s past results to predict our future performance because our operating results fluctuate due to factors which are difficult to forecast.

The past operating results of EFactor Corp, our predecessor entity, may not be accurate indicators of the future performance of EHI. The operating results of EFactor Corp have been subject to significant fluctuations in the past, and these fluctuations are likely to continue. The factors that may contribute to these fluctuations include:

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we are in an early stage of development and have a limited operating history, which makes evaluation of our business more difficult;

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our revenue is highly dependent on the increase and recruitment of members;

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we face competition from established as well as other emerging companies in the same or similar business model, which could divert customers to our competitors and significantly reduce our revenue and profitability;

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our success depends on maintaining the integrity of, and upgrading the quality of, our systems and infrastructure;

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doing business internationally poses special risks, which could increase our costs and require us to allocate significant management resources to address;

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we may have difficulty establishing adequate management, legal and financial controls in the United States and other countries around the world;

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investors should not anticipate receiving cash dividends on our common stock; and

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there is a reduced probability of a change of control or acquisition of us due to the possible issuance of preferred stock. This reduced probability could deprive our investors of the opportunity to otherwise sell our stock in an acquisition of us by others.

In addition, our continued investments in research and development, capital equipment and ongoing customer service and support capabilities may result in significant fixed costs that we cannot reduce rapidly. As a result, if our sales for a particular fiscal period are below expected levels, our operating results for the period could be materially adversely affected.

If we are unable to continue to bring in new Members, we may not be able to increase or sustain our profitability on a quarterly or annual basis in the future.

Most of our anticipated revenue is anticipated to be derived from recruiting new members. Our anticipated revenue will increase and decrease with the level of membership recruitment activity and is therefore highly subject to declines of our sales and therefore of our revenues. Factors that may adversely affect difficulties in recruiting new members include:

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economic downturns and recessions;

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global security issues, political instability, acts of terrorism, hostilities and war;

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inclement weather, such as the recent tsunami which devastated parts of Southeast Asia;

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exposure to contagious diseases such as SARS and avian bird flu;

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economic and political issues in the Middle East, Asia, Latin America and elsewhere; and

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the financial condition of future members.

The possibility of further terrorist attacks, hostilities and war, as well as the global economic downturn could have a material adverse effect on our business.

Worldwide financial instability may continue to adversely affect many countries. The worldwide financial instability could have an adverse impact on our anticipated revenue, financial performance in general, operations and liquidity and capital resources.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from few number of very prominent companies in the market place. If we are unable to compete effectively, competitors could divert our customers away from our products.

Our success depends on maintaining the integrity of, and upgrading the quality of, our systems and infrastructure. If we are unable to do so, we will be unable to retain our customers or attract new customers.

 In order to be successful, we must provide reliable, real-time access to our systems for our customers and while also pursuing a low-cost model. If our operations grow in both size and scope, we will continuously need to improve and upgrade our systems and infrastructure to offer an increasing number of customers enhanced products, services, features and functionality, all while maintaining the reliability and integrity of our systems and infrastructure and while pursuing the lowest cost per transaction. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase.

Conducting business internationally poses special risks, which could increase our costs and require us to allocate significant management resources to address.

We do business internationally which requires management attention and special resources. Nevertheless, we face a number of risks associated with our international operations, including the following:

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Challenges caused by distance, language and cultural differences;

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longer customer payment cycles in some countries;

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increased credit risk and higher levels of payment fraud;

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legal and regulatory restrictions;

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foreign exchange controls that might prevent us from repatriating cash earned in other countries;

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political and economic instability and export restrictions; and

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potentially adverse tax consequences.

We may have difficulty establishing adequate management, legal and financial controls in other countries.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in other countries. We may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Other than our Chairman and CEO, the rest of our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis.  Our senior management may not be able to implement and affect programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

Once this Registration Statement becomes effective and we are a public company, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly-held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

Once this Registration Statement has been declared effective, we will be subject to various SEC reporting and other regulatory requirements, including the Sarbanes-Oxley Act of 2002. We have incurred expenses and, to a lesser extent, diversion of our management’s time in our efforts to prepare for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting.  Our management’s evaluation over our internal controls over financial reporting may determine that material weaknesses in our internal control exist.  If, in the future, management identifies material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price, and subject us to sanctions or investigation by regulatory authorities.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We may be unable to maintain sufficient insurance as a public company to cover liability claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Our articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our articles of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, to grow our customer base, to expand into new markets, or to provide new services.  As such, the anticipated benefits of those acquisitions may never be realized.

We may acquire other businesses to grow our customer base, to expand into new markets, or to provide new services. We may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no additional material acquisitions or investments are currently pending.  Acquisitions may be accompanied by risks such as:

•

difficulties in assimilating the operations and employees of acquired companies;

•

diversion of our management’s attention from ongoing business concerns;

•

our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

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additional expense associated with amortization of acquired assets;

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additional expense associated with understanding and development of acquired business;

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maintenance and implementation of uniform standards, controls, procedures and policies; and

•

impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

We must attract and retain skilled personnel.  If we are unable to hire and retain technical, sales and marketing, and operational employees, our business could be harmed.

Our ability to manage our growth will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel.  We intend to hire additional employees, including software engineers, sales and marketing employees and operational employees.  The competition for qualified sales, technical, and managerial personnel in the entrepreneurial community, is intense, and we may not be able to hire and retain sufficient qualified personnel.  In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our desired growth, which could have an adverse impact on our operations.

We are subject to the risk that certain key personnel, including key employees named below, on whom we depend, in part, for our operations, will cease to be involved with us.  The loss of any these individuals would adversely affect our financial condition and the results of our operations.

We are dependent on the knowledge, skill and expertise of several key founding and business development employees, including the current Officers: Gregory Lykiardopoulos, Adrie Reinders, Marion Freijsen, and Roeland Reinders; and current employees: Eva Hukshorn, Adam Himmelman, Wendy Hung, and Henry Ning.  The loss of any of the key personnel listed above could materially and adversely affect our future business efforts.  Although we have taken reasonable steps to protect our intellectual property rights including obtaining non-competition and non-disclosure agreements from all of our employees and independent contractors, if one or more of our key employees, executive employees, or independent contractors resigns from EHI to join a competitor, to the extent not prohibited by such person’s non-competition and non-disclosure agreement, the loss of such personnel and the employment of such personnel by a competitor could have a material adverse effect on us.  We do not presently have any key man life insurance on any of our employees.

As of the date of this Registration Statement, we had only three executive officers, who were also three of our five directors.  As such, management of the company is consolidated into a small group of individuals.  The concentration of executive responsibility in a small group of individuals may adversely affect internal controls for corporate governance and finance purposes and poses other operational risks that may adversely affect our operations and the market for our shares.

Adrie Reinders and Marion Freijsen currently serve as our sole executive officers, with Mr. A Reinders functioning in the capacity of Chief Executive Officer, and Ms. Freijsen in the capacity of Chief Operating Officer.  Additionally, Gregory Lykiardopoulos serves as our Chairman.  Additionally, the board of directors currently includes these same individuals as three of our five directors.  As such, the absence of additional officers at the executive level results in an absence of the typical corporate checks and balances.  Such consolidation of management roles may also subvert certain of our operational controls and procedures.

An inability to market and develop additional services may adversely affect our ability to retain existing Members or attract new Members, which would adversely affect our results of operations and financial condition.

We assist entrepreneurs worldwide in responding to four basic questions: obtaining knowledge, increasing revenue, decreasing costs, and obtaining finance and funding (the “Four Questions”), by offering certain products and services to our Members.  In order to address the future needs of our Members, we will be required to market and develop additional products and services.  We may not be able to continue to provide the range of products or services that our Members need or desire.  We may lose some of our Members or be unable to attract new Members if we cannot offer the products and services our Members need or desire to help them obtain answers to the Four Questions.

Our approach to assisting entrepreneurs may not achieve widespread acceptance by individuals or entrepreneurs, which could limit our ability to grow our business and adversely affect our financial condition and the results of our operations.

Our ability to increase revenue in the future depends on the acceptance of our products and services by our Members and our ability to bring in new products and services.  The acceptance of these products and services could be hindered by the perceived costs of these new products and services

Our failure to respond to rapid change in the technologies of the global market could cause us to lose revenue and could harm our business.

Our success will depend substantially upon our ability to enhance our offering of products and services to our Members, and to develop and introduce, on a timely and cost-effective basis, new products, services, and features that meet the changing requirements of our Members and incorporate technological advancements.  If we are unable to develop new products and services and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing products and services with sales of new products or services, our business will suffer.

Risks Relating to Ownership of Common Stock of EHI

At the present time, there is no public market for our common stock.  If a market develops, our common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

At the present time, there is no public market for our common stock, and there is no guarantee that any public market will develop or be sustainable.  If a market develops, the number of persons interested in purchasing our common stock at or near the ask prices at any given time may be relatively small or non-existent.  This situation likely will be attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days, weeks, months, or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give an investor any assurance that a broader or more active public trading market for our common stock will develop or be sustained.

If a trading market for our common stock develops, the market price for our common stock likely could be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, which could lead to wide fluctuations in our share price.

If a trading market for our common stock, develops, the market likely could be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price would continue to be more volatile than a seasoned issuer for the indefinite future following the development of a trading market. The price for our shares could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Second, we are a speculative or “risky” investment due to our limited operating history, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Many of these factors will be beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to whether a market will develop or what the prevailing market price for our common stock will be at any time.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

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quarterly variations in our operating expenses;

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announcements of new products or services by us;

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fluctuations in interest rates;

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significant sales of our common stock, including “short” sales;

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the operating and stock price performance of other companies that investors may deem comparable to us

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news reports relating to trends in our markets or general economic conditions.

Our operating results may fluctuate significantly, and these fluctuations may cause our common stock price to fall, should a trading market in our common stock develop.

Our quarterly operating results may fluctuate significantly in the future due to a variety of factors that could affect our revenues or our expenses in any particular quarter, as well as the trading price of our common stock, should a trading market develop following the effectiveness of the Registration Statement.  You should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance.  Factors that may affect our quarterly results include:

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market acceptance of our products and technologies and those of our competitors;

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speed of commercialization of our early stage, state-of-the-art designs and developments;

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our ability to attract and retain key personnel; and

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our ability to manage our anticipated growth and expansion.

Investors should not anticipate receiving cash dividends on our common stock.

Even if publicly traded in the future, our common stock may be subject to “Penny Stock” restrictions.

If our common stock becomes publicly traded and our stock price remains at less than $5, we will be subject to so-called penny stock rules which could decrease our stock’s market liquidity.  The SEC has adopted regulations which define a “penny stock” to include any equity security that has a market price of less than $5 per share or an exercise price of less than $5 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require the delivery to and execution by the retail customer of a disclosure statement written suitability relating to the penny stock, which must include disclosure of the commissions payable to both the broker/dealer and the registered representative and current quotations for the securities.  Finally, the broker/dealer must send monthly statements disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  Those requirements could adversely affect the market liquidity of such stock.  There can be no assurance that if our common stock becomes publicly traded, the price will rise above $5 per share so as to avoid these regulations.

The power of our board of directors, without any action or approval by our stockholders, to designate and issue additional classes of capital stock, including preferred stock, and certain aspects of Nevada corporate law, may adversely affect the relative rights of our common stockholders or make it more difficult for an acquirer to obtain control of the company without the approval of our board of directors.

Our authorized capital consists of an aggregate of 55,000,000 shares of capital stock, including 50,000,000 shares of authorized common stock, and 5,000,000 shares of undesignated preferred stock.  Pursuant to authority granted by our certificate of incorporation and applicable state law, our board of directors, without any action or approval by our stockholders, may designate and issue shares in such classes or series (including other classes or series of preferred stock) as it deems appropriate, and establish the rights, preferences and privileges of such shares, including dividends, liquidation, and voting rights.  The rights of holders of other classes or series of our capital stock, including preferred stock that may be issued, could be superior to the rights of the shares of our common stock distributed in the Spin-off.

Further, as a Nevada corporation, we are subject to provisions of the Nevada Revised Statutes regarding “business combinations” and “control share acquisitions.”  We may, in the future, consider adopting additional anti-takeover measures.

The designation and issuance of shares of capital stock having preferential rights could adversely affect the relative rights appurtenant to the shares of our common stock.  In addition, any issuances of additional capital stock (common or preferred) will dilute the percentage of ownership interest of our stockholders and may dilute our per-share book value.  Finally, the aspects of Nevada corporate law noted above will generally make it more difficult for a potential acquiror to obtain control of the company without the approval of our board of directors.  When coupled with the significant ownership of our board of directors and management, these factors will significantly deter others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders in general.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We may engage in equity financing to fund our future operations and growth. If we raise additional funds by issuing equity securities, stockholders may experience significant dilution of their ownership interest (both with respect to the percentage of total securities held, and with respect to the book value of their securities) and such securities may have rights senior to those of the holders of our common stock.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the Resale Shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws.  Pursuant to Rule 144, an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale may not be available to our shareholders in that the Over-the-Counter Bulletin Board  (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the Over-The-Counter Bulletin Board. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if we have filed our required reports.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

Risks Relating to the Spin-off from Triton

We may be unable to achieve some or all of the benefits that we expect to achieve from our separation from Triton, which would adversely affect the market for and the price of our shares, including those shares distributed in the Spin-off.

We might not obtain the potential benefits that we expect from the Distribution of the Dividend Shares (pursuant to the Resale Prospectus).  Further, Triton stockholders who receive our stock might not realize the intended benefits of the Spin-off.  We have described those anticipated benefits elsewhere in this Registration Statement. See “The Distribution.” By separating from Triton, there is a risk that we might be more susceptible to market fluctuations and other adverse events than we would have been if we were still a part of Triton.  In addition, we will incur significant costs, which might exceed our estimates. As a result, we may not be able to achieve some or all of the benefits that we expect to achieve as an independent public company.

The Distribution is a taxable transaction, and therefore you could be subject to material amounts of taxes.

The Distribution of the Dividend Shares by Triton pursuant to the Registration Statement of which the Resale Prospectus is a part does not qualify as a tax-free spin-off to Triton shareholders under Section 355 of the Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”).  As a consequence, you could be subject to material amounts of taxes. In addition, Triton will have to recognize a taxable capital gain on the difference between the fair market value of the interest in the Company it is distributing to its shareholders and its tax basis in the distributed stock. Furthermore, those Triton shareholders who receive our common stock in the Distribution may suffer adverse tax consequences resulting from the characterization of the Distribution as a taxable dividend to such shareholders, even though we believe the shares to be distributed in the Distribution to have only nominal value.  Neither the Resale Prospectus nor the registration statement of which it is a part should be read to constitute tax or legal advice with respect to the Distribution of the Dividend Shares.

The Spin-off will result in costs associated with being a publicly held company.

After the Registration Statement of which these prospectuses are a part is declared effective, we will be a public company with the obligation to file reports with the SEC and other obligations associated with being a public reporting company.  In particular, we will be required to maintain adequate internal controls and to pay for audits and reviews of our financial statements by our independent registered public accounting firm.

We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have few employees. As we develop our products and services, hire employees and consultants and seek to protect our intellectual property rights, our current design for internal control over financial reporting may not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

CAUTIONARY STATEMENT

This Registration Statement, and the documents to which we refer you in this Registration Statement, contain forward-looking statements about our plans, objectives, expectations and intentions.  Forward-looking statements include information concerning our possible or assumed future results of operations and other statements about management’s future expectations, beliefs, goals, plans or prospects.  You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “forecast,” “potential,” “contemplate,” “could,” “would,” “may,” and “can” or similar words.  You should read statements that contain these words carefully.  They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control.  These risks are described in greater detail in the section entitled “Risk Factors” beginning on page 4 of this Registration Statement.

If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  In addition, any forward-looking statements in this Registration Statement represent our views only as of the date of this Registration Statement and should not be relied upon as representing our views as of any subsequent date.  We anticipate that subsequent events and developments may cause our views to change.  Nevertheless, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law, either as a result of new information, future events or otherwise.

THE OFFERING

Sale of Shares by EHI; Underwriting; Plan of Distribution

Through the sale of the Direct Offering Shares, EHI seeks to raise operating financing, and therefore wishes to offer and sell to the public, at a fixed price of [$_______], through a best-efforts, underwritten offering, the Direct Offering Shares.

As of the date of the filing of this Registration Statement, EHI had been in negotiations with several potential underwriters and placement agents, but had not entered into any final agreement with an underwriter or placement agent.  Management anticipates that any underwriting or placement will be on a “best-efforts” basis rather than a firm-commitment underwriting.  Upon the entry into a placement or underwriting agreement, the Company will describe the terms of that agreement, as well as the terms of the underwriting or placement activities, the plan of distribution of the Direct Sale Shares, and other material terms of the engagement.

Use of Proceeds

Management anticipates that the proceeds from the sale of the Direct Offering Shares will be used as follows:

Marketing

30% of funds raised

General Operations

50% of funds raised

Research & Development

5% of funds raised

Business Development

15% of funds raised

Total

100%

CAPITALIZATION

The following table presents our capitalization at September 30, 2011, on a historical basis and as adjusted to give effect to the issuance of 1,800,000 shares for services subsequent to September 30, 2011 and to the sale of 1,000,000 shares of our common stock by us in this offering and the receipt of approximately $1,170,000 in estimated net proceeds after deduction of estimated offering expenses payable by us in connection with this offering, assuming the sale of all of the Direct Offering Shares. The table does not give effect to any use of proceeds from this offering. This table should be read in conjunction with our audited financial statements included in this prospectus, as well as with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	September 30, 2011
	Actual	As Adjusted(1)
	(Unaudited)	(Unaudited)
Notes payable	$108,408	$108,408

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Common Stock, $0.0001 par value, 50,000,000 shares authorized, 18,000,000 shares issued and outstanding, actual; 20,800,000 shares issued and outstanding, as adjusted	1,800	2,080
Common Stock to be issued, 2,000,000 shares actual and as adjusted	2,780,000	2,780,000
Additional paid-in capital	11,032,473	14,704,193
Accumulated deficit	(5,670,492)	(8,172,492)
Total stockholders’ equity:	8,143,781	9,313,781
Total capitalization	$8,252,189	$9,422,189

As of September 30, 2011, there were 18,000,000 shares of our common stock outstanding.  An additional 1,800,000 shares were issued subsequent to September 30, 2011.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently any market for our common stock.  We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time.  Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Dividend Shares; Resale Shares

All of the shares distributed pursuant to the Resale Prospectus (namely the Dividend Shares and the Resale Shares) will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.   Following the Distribution, these affiliates, primarily our executive officers and directors and their related parties, will hold a total of approximately 6,140,049 shares, or approximately 31.01% of the common stock outstanding.  The 14,000,000 shares of our common stock outstanding that are not registered and covered by this prospectus will be deemed restricted securities as defined under Rule 144.  Sale limitations under Rule 144 include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period.  Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted will be available for sale in the public market over the next six months under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock, which will be approximately 198,000 shares.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.  To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

After the date of this Prospectus, and upon the development of a trading market in our common stock, an aggregate of up to 5,805,000 shares will have been registered under a separate prospectus (“Resale Prospectus”) and will be freely distributable and tradable by selling shareholders and others listed in the Resale Prospectus. These shares consist of (i) 4,000,000 shares of our common stock held by Triton Distribution Systems, Inc. (“Triton”) which Triton intends to distribute to its shareholders in the form of a dividend (the “Dividend Shares”); (ii) up to 5,000 shares of our common stock which we may issue in connection with the distribution of the Dividend Shares in lieu of issuing fractional shares; and (iii) 1,800,000 shares of our common stock (the “Resale Shares”) which are outstanding as of the date of this Prospectus, and which are held by eight selling shareholders named in the Resale Prospectus.  We will not receive any proceeds in connection with the distribution of the Dividend Shares or the sales, if any, of the Resale Shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for over-the-counter trading of the Company's securities may develop after the distribution is completed, there can be no assurance that such a market will develop or that it will be sustained.  After the effective date of this registration statement and the Distribution of the Dividend Shares (pursuant to the Resale Prospectus), the shares of the Company's common stock distributed by Triton in the distribution will be unrestricted and freely salable, except for approximately 8% of those shares of common stock which will be owned by affiliates of the Company.  We expect to apply for listing of our common stock on the NASDAQ markets or in the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services), but there can be no assurance that such application, if filed, will be accepted, or that if accepted, any market for our shares will ever develop.  For information on shareholders who will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership of Certain Beneficial Owners and Management” on page 49.

Holders

Immediately following the Distribution of the Dividend Shares (pursuant to the Resale Prospectus), the Company anticipates that there will be approximately 360 record holders of the Company's common stock.  As of September 30, 2011, there were approximately 75 holders of record of our common stock, consisting of the former shareholders of EFactor Corp., and Triton.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock.  The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future.  We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121.

Equity Compensation Plans

The Company currently does not have any equity compensation plans.  However, following the Distribution of the Dividend Shares (pursuant to the Resale Prospectus), we intend to adopt a stock option or equity incentive plan, the terms of which will be disclosed when it is adopted.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management.  We may, in some cases, use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," "potentially," "will" or "may," or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements.  Forward-looking statements in this prospectus may include, but are not limited to, statements about:

•

expectations of future operating results or financial performance;

•

introduction of new services or products;

•

plans for growth, future operations and potential acquisitions;

•

our plans to develop and commercialize our services and our products;

•

the size and growth potential of possible markets for our service offerings or our product candidates and our ability to serve those markets;

•

the rate and degree of market acceptance of any future products or services;

•

the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;

•

our ability to attract strategic partners with development, regulatory and commercialization expertise; and

•

the development of our marketing capabilities.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements.  These important factors include those that we discuss in this prospectus under the caption "Risk Factors."  Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements.  You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BUSINESS

General

On September 7, 2011, EHI was incorporated by Triton in Nevada under the name EFactor Holdings, Inc., and prior to the Distribution operated as a subsidiary of Triton.

The Company

As discussed above, EHI was formed by Triton in September 2011, following negotiations between the officers of Triton and EFactor.

License Agreement

Pursuant to a License Agreement with Triton, we obtained from Triton a non-exclusive right and license (the “License”) to use, reproduce and market the Reservation Expert (the “Software”), for the purpose of providing services to our Members. Through our use of the License, our Members will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from the EHI website.

Share Exchange Agreement

We also entered into a Share Exchange Agreement with EFactor Corp., a Delaware corporation (“EFactor”), pursuant to which we obtained all of the issued and outstanding shares of common stock of EFactor, in exchange for the issuance of an aggregate of 14,000,000 shares of our common stock.  The License Agreement and the Share Exchange Agreement are described in more detail below.  Pursuant to the License Agreement and the Share Exchange Agreement, we are now in a position to combine EFactor’s historical business with the ability to use the Software to serve EFactor’s members.

EFactor Corp. History

Stages of Development of the Company

Stage One: Defining the Business

In 2008, EFactor set out to accomplish certain goals:

-

define its mission statement;

-

define its unique selling points;

-

define its marketing strategy;

-

define its optional product portfolio for entrepreneurs;

-

define its business model; and

-

define its revenue model.

The Company’s mission statement is to support, inspire, and assist entrepreneurs worldwide. With this as its starting point, Adrie Reinders, Marion Freijsen and Roeland Reinders (the “Founders”) determined that the Company’s unique selling points were its ability to assist entrepreneurs by providing them with assistance in answering the four key questions facing all entrepreneurs, namely obtaining knowledge, increasing revenue, decreasing costs, and obtaining finance and funding (the “Four Questions”).

EFactor drew heavily on the experience of Adrie Reinders and Marion Freijsen from the preparation and publishing of their book "The N Factor: How Networking Can Change the Dynamics of Your Business."  During the preparation of the materials of their second book, working title "The EFactor" Ms. Freijsen began a small website, a basic tool that allowed all three partners to ask questions to other entrepreneurs. By researching the web, they realized that there was no central resource for worldwide entrepreneurs that supported groups of individuals who wanted to start, or already were, building their own businesses.

From there, the Founders went on to create and define their optional product portfolio for their Members, which included the Toolbox, an area of the website where the tools that assist Members to respond to the Four Questions are located, as well as other proprietary website content.  The Founders also defined their business model, namely an online resource that entrepreneurs worldwide could access and utilize to start and build businesses, and their revenue mode, which included three main categories: revenue sharing partners; premium services; and sponsors and advertising.

Stage Two: Building the business

During 2009 and 2010, EFactor began to implement the business plan and build out its business. In 2009, EFactor's focus was largely on gaining sufficient volume of Members. Critical Mass, in the management's view, would create the basis for EFactor’s success.  In 2010, as the number of Members increased, the focus shifted to the technology, resulting in a redesign and re-engineered platform in September 2010 as well as the launch of the Company’s One-Click Network.

The Company also started to find revenue sharing partners and sponsors who provided services and products that could assist the Company’s Members with their business.  They focused initially on the United States and the Netherlands, with additional emphasis on the UK, India, and China.  The Founders continued to develop the Tools in the Toolbox and to add to their Member-accessible website content. In 2011, more and more partners came to EFactor to provide their services through the toolbox, without EFactor having to reach out first.

The Company also began efforts to optimize the reach, traffic, and interaction on the Company’s website, and to create a substantial base of Members in the United States, the Netherlands, the UK, and India with its operations expanding to China in 2011.

By the end of 2009 EFactor had 275,000 Members; by the end of 2010, the number of Members reached 750,000, with an expected 2 million members by the end of 2011, although there can be no guarantee that we will reach that number as anticipated.

Stage Three: Implementation

Beginning in 2011, the Company refocused and set itself three goals:

a)

Expanding in terms of new high-quality content

b)

Increase interactivity of its members amongst themselves and with the site; and

c)

Create brand awareness through media exposure and publicity in both traditional and new media.

In the United States, interviews on NBC, ABC, and CBS News have been broadcast on national and local television and national and local radio interviews have been held.   In the Netherlands, a joint cooperation with the magazine “DeStatus,” was created, whereby the Company is assisting in the publication of a bi-monthly (every two months) magazine distributed to approximately 130,000 entrepreneurs in the country.

The Company will continue its publicity efforts in 2011 both through the above mentioned channels, as well as through targeted mailings, cooperation with regional and national magazines for targeted media promotions, and online webinars. The Company plans to hire PR and brand specialists, The Company understands that different marketing and PR strategies will be needed throughout the world, and the Company intends to continually monitor and revise its strategies based on effectiveness and results.

Ms. Freijsen will be responsible for the definition and execution of the Company’s marketing and public relations strategy.

Stage Four: Continued Growth

In 2012, 2013, and beyond, Management anticipates that the Company will expand its marketing and public relations efforts on a global scale.  The Company plans to continue to focus on bringing in more Members, and improving the products and services provided to the Members.  Management believes that through increased visibility in Internet search engines, sending out newsletters and targeted traditional and electronic mail, and increasing Member interactivity and the continued improvement and additional functionality on the Company’s website, the Company will continue and accelerate its consistent growth.  EHI is aiming to be a global thought-leader on entrepreneurship through its content, its new partnerships with Governments, and the fact that it is the largest platform for entrepreneurs globally.

Business Overview

Following the acquisition of the outstanding shares of EFactor, our business model became EFactor’s business model, and as such, we will continue to provide the full scope of EFactor’s entrepreneur-focused business strategies.

EHI supports entrepreneurs to optimize their operations leading to more profitable organizations and more successful entrepreneurs.

EHI is an entrepreneurial community and real-world service that is housed in an online social network.  The Company focuses on high-content entrepreneurs in the start-up- and build-phase of their companies and who are willing to grow and scale nationally and/or internationally.  With EHI, we believe that these entrepreneurs can optimize their operations by finding answers to “Four Critical Questions:”

1.

Obtaining knowledge;

2.

Increasing revenue;

3.

Decreasing costs; and

4.

Obtaining finance and funding.

The Four Questions – EHI’s Keys to Success: Offer a well “thought-through” portfolio of products and services

The portfolio of products and services EHI offers is reflected in our business plan of supporting, inspiring, and assisting our Members throughout the world to answer the Four Questions.

Obtaining Knowledge: We view this as our overriding service, the background against  which we see all our other services and assistance to entrepreneurs played out.  With Members of all ranges of background and experience, from inexperienced new business owners and start-ups to more experienced entrepreneurs and business people, our goal is to assist Members to obtain the knowledge, information, training, skills, and resources they need to be able to grow their business and succeed.

EHI Members can obtain knowledge through numerous services and products, including:

-

Content online.  We provide our Members access to our website (www.efactor.com) , where they can find information and content, primarily through  our "Knowledge" area,  or Member-shared information via our  “Now” section.

-

The Knowledge section is where all available content provided by EFactor or by Members can be posted. This Information is sub-divided for ease of access into five stages of company development (Before you Start, Setting up, Growing your business, Maturing, and Expanding) as well as sub-categories such as Books, Audio, Video, and Articles.

-

The Toolbox is where EHI posts all third party and in-house products and services. A Member may buy directly on EHI’s community website or through an affiliate link leading the Member to a partner site.  The distribution and communication of all Tools is done both on- and offline.

-

The "Now" section of our website provides a channel of  peer to peer information presented as a flow of updates, answers, questions, polls, and other information Members wish to share with other Members.  Everything in Now relates to experience and knowledge by and from Members .

-

The "Network" area relates to creating connections between Members. Thus, it offers our unique "one-Click Network," a tool to find relevant connections instantly, as well as access to Groups, Mentors, and the EFactor Team itself (also known as our “E.Team”).

-

Events.  Events are one of EHI’s unique aspects, and are opportunities for Members to gather and to learn from keynote speakers, presenters, and each other.

-

Unlike other social networks, EHI is both Online and OnEarth.

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Events are hosted in twelve key cities around the world, in the understanding that wherever EFactor events are hosted, there will be a minimum of six events per year in such cities. These events provide a keynote speaker as well as a local panel to discuss a topic of interest to the members.

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Event tickets can be bought per event, varying between US$10 – 30 per Event, or a Member can opt to buy a recurring annual Subscription for a fraction of the cost, ranging from US$36 – 75 per year.

-

To date, the Event cities include Los Angeles and San Francisco, California  Seattle, Washington; Minneapolis, Minnesota; Dallas and Austin, Texas; New York City, New York; Boston, Massachusetts; Miami, Florida; London, England; Utrecht, Amsterdam, and Rotterdam, Netherlands; Beijing, China; and Amman, Jordan.

-

Interaction with Mentors.  EMentoring is EHI’s premier service to assist Members with real expertise to get their business off the ground, launch their idea or cross a hurdle in the development of their businesses. It also helps Members by providing a sounding board whenever they need to have solid feedback on an issue or idea.

-

EHI’s EMentoring allows Members to spend time with a Mentor (either another EHI Member or an outside consultant, professional service provider, or other knowledgeable individual who can respond to the Member’s questions) dedicated to helping to solve the Member’s problem. EHI personally interviews and selects each individual who wishes to be portrayed on the site as a Mentor to ensure a high quality of service.

Support and soundboarding available to Members includes (but is not limited to):

•

Preparation of a Business Plan;

•

Marketing/Branding;

•

Sales Strategy;

•

M&A;

•

Exit Strategy; and

•

Selection of partners.

EHI plans to implement an accreditation for its Mentors so that a high standard of service can be guaranteed and EHI can become a global leader in providing Entrepreneur Mentoring services. Management anticipates that this accreditation will be led by an experienced individual who will create an accreditation program for EHI with several stages of accreditation that Mentors can aspire to.

Our assistance in obtaining knowledge (or content) can both be free of charge (“Now”/“Network”) or through paid Tools or Knowledge (“Toolbox”/“Events”/"Knowledge").

Increasing Revenue; Decreasing Costs:

The products and services related to the more operational questions (increasing revenue and decreasing costs) are called “Tools,” and are offered to our Members in the Toolbox on our website. Most will cost the member a small fee but each service will be offered at a discount to EFactor members compared to the normal retail price. Examples of tools that can help our Members increase their value by increasing revenues and/or decreasing costs include the following:

Tool Name	Description
Network Events

EHI organizes Events with a difference: apart from offering Members the chance to meet other Members in their area, each event will have a Keynote speaker with a panel that talks about a different topic each time. EHI plans to organize a minimum of six events per year in each city listed in our events directory.

E.Mentoring

EHI’s premier service to help Members get their business off the ground or launch their idea!

EHI’s EMentoring allows Members to spend one hour with a Mentor dedicated to helping them solve the Member’s problem.

BizXchange

EHI helps drive revenue to Members’ businesses.

Companies from around the world will post their projects (for talent or products) on EHI’s Biz Exchange, with real dollar values.  Members can bid on one or more of these Requests for Proposal depending on the level chosen by the Member.

Be On Top of Google

It is key to be able to control what your potential clients and partners read about you on the internet. Members’ EFactor profiles will always be at or near the top, allowing Members to control what is seen first about their business.

Travel Services

Members gain access to a direct online method to plan and book trips, flights and hotels and other related Travel Services via Triton's Reservation Expert Software   which was licensed to EHI pursuant to the License Agreement.

EFactor E.Lounges, both domestic and international

With Domestic E.Lounge access, Members gain entry to our fabulous EFactor lounge in the country where they are registered as a Member, including flexible workspace, meeting rooms and conference facilities when they are needed (at a discount).

For Members who are frequent travelers and would like access to not only domestic lounges but all of the EHI lounges all over the world (1,200+ including many airport lounges), this is the package. Members receive a discount on a Regus businessworld gold membership which means, with over 1,100 Regus business lounges worldwide, a professional working environment is never far away.

Ask a Question

Ask a Question is the quick route through to an Expert in any field a Member may need. Members can immediately enter questions and send them in, and will receive an answer from one of the EHI specialists within 48 hours.

AppsPlanet

AppsPlanet offers Members a great way of getting their own company app, at a minimal cost.  There are two price points to choose from:

1. An App for the Android platform - Members receive a discounted rate.

 2. an App for ALL smart phone platforms - Members receive a discounted rate. This app will be created to run on Windows, Android, Blackberry and iPhone.

EFactor Video Conferencing	EHI video conferencing, powered by ViVu, allows Members to schedule and host video chat messages with up to 8 individuals.

Through these Tools and others, we believe that we can help our Members increase their revenues by offering access to products and services that assist with business development through finding the right partners.  We also believe we can help our Members decrease their costs by negotiating group discounts on products and services, which discounts are passed on to our Members.

Obtaining finance and funding: We recognize that most, if not all, new companies or start-ups need access to capital to be able to implement their business plans.  Operating businesses also need access to financing and funding.

The service we provide in connection with helping our Members find financing and funding is as follows:

When a Member is interested in obtaining financing or funding, the Member will fill out an electronic Finance Request, where the Member will include the name of his company; the industry or type of business; the type of funding or financing sought (i.e. debt, equity, bank financing, etc.); the amount or range of financing sought; and the general geographic location of the Member.  When it is submitted into the EHI system, the Finance Request is anonymous, and shows only the type of financing, the amount or range sought, and the geographical location.

EHI has numerous investors who have filled out electronic forms indicating the type of financing transactions they are interested in conducting (i.e. bank financing, equity, debt, combinations, etc.).  These investors pay a minimal fee ($5.00 per month) for access to the EHI system.  The investor will be able to see the anonymous Finance Requests that show up on the EHI system and determine if the investor is interested in obtaining additional information.  If so, the investor can click the corresponding link on our website, which sends an anonymous electronic message to the Member that an investor (no names provided) is interested in learning more about the Finance Request.  At that point, the Member can either choose to provide additional information to the investor, decline to proceed, or choose between multiple messages if applicable.

If both parties are interested in proceeding, they can exchange information such as more detailed information about the Member’s company and its financial position, revenues, and industry.  At any point in the negotiations, either the Member or the investor can determine to stop and withdraw from the exchange of information.

Only when both parties agree that there is sufficient interest to proceed are the names of the Member and the investor revealed to the other.  The Member and the investor conduct their own negotiations regarding the terms of any investment, and no one from EHI or any of its employees or agents are involved in the negotiations or the transaction.

In fact, the only information that EHI receives about Member’s financing transactions come from voluntary surveys that Members can complete.  When a Member terminates a Finance Request, the system automatically asks the Member to complete a short survey, including questions such as whether funding was obtained; if so, whether it was through EHI or another source; and if through EHI, the basic terms.  The survey is completely voluntary, and any information obtained by EHI is used solely in a generic fashion for marketing purposes.

As noted, EHI does not disclose the names of the Members seeking funding to the investors, or the names of the investors interested in doing funding deals to the Members.  EHI does not give any investment advice to its Members, either specifically (specific terms, valuations, etc.) or generally (debt vs. equity, length or type of transaction).  EHI does not make any suggestion as to which investors could be favorable or give any information or recommendations on any investor.

EHI provides this access to the Finance Request system as part of the Membership, and receives no fees or transaction-based compensation from any financing or funding obtained by the Members.  As discussed below, membership in EHI is free; no portion of any membership fees are or could be apportioned to helping a Member obtain financing because there is no membership fee.

EHI’s Consumer-driven Business Model

EHI is a community platform with free and paid memberships, where Members meet and find each other with the goal to optimize their operations. EHI's paid memberships are completely a la carte, where Members choose the services or resources they require based on their own situations.

EHI provides Tools both on- and offline to users to create two types of value:

1.

Member value - stimulating traffic and inviting others (“word of mouth”); and

2.

Company Value - through profits resulting from charged products and services, as well as enhancing overall knowledge and content within the community.

Examples of Tools to help increase Member value are discussed and listed above under the heading “Increasing Revenue; Decreasing Costs.”

Tools to help increase or enhance EHI’s Company Value include the following.  Please note that some products and services are available only in certain geographic locations.

Tool Name	Description
Regus Lounge Offer	Members receive a discount on a Regus businessworld gold membership which means, with over 1,100 Regus business lounges worldwide, a professional working environment is never far away.
User Testing

User Testing records video and audio of people in the Member’s target audience as they use the Member’s website.  Members get to see why they get stuck, and why they leave the site without converting or purchasing.

Ficsulator	Online tax advice for Dutch self-employed professionals. Members can calculate their biggest tax refund for free.
Backblaze Online Backup	Backblaze provides the easiest way to back up a computer. Members enjoy a discounted rate.
EchoSign Electronic Signatures	EchoSign closes contracts as fast as possible. * Fully compliant with eSIGN/UETA Act * Fastest, easiest and most compliant way to get your contracts, agreements and paperwork signed.
FreshBooks	Invoicing service for freelancers and small business owners. FreshBooks is an easy to use online invoicing service that saves Members time, gets them paid faster, and makes them look professional.
PR Newswire	EHI Members receive a discounted rate on press releases for their businesses.
FicsBook	Online accounting program for self-employed professionals or starting entrepreneurs.
oDesk Remote Staffing	Enables Members to hire, manage, and pay a distributed workteam as if everyone were in the same office.
Ode	EHI Members can receive a discount subscription to Ode Magazine.
Health Insurance (Augeo Benefits)	Members can receive discounts and savings on insurance. Coverage includes: Major Medical Coverage Limited Medical Plans Life Insurance Additional Benefits
EFactor PerksCard

Especially selected for EHI Members, the PerksCard provides Members with discounts to local movie theaters, restaurants, online retail stores and much more.

Members can receive discounts in numerous categories of goods and services, including: Automotive, Banking, Beauty, Business & Office, Clothing, Education, Electronics, Entertainment, Environmental, Financial Services, Flowers & Gifts, Food & Dining, Gift Cards, Health & Wellness, Home & Living, Insurance, Moving & Storage, Pets, Professional, Recreation, Sports, and Travel.

HubSpot	HubSpot inbound marketing software and advice helps Members and their new business get found online by qualified prospects and convert more of them into leads and customers.
WeTransfer	Members can get their own customised File Transfer Channel at a special discounted price.
BeanSprout

BeanSprout is a business development accelerator for companies looking to discover partnership opportunities with other companies. BeanSprout brings opportunities directly to Members based on their company's needs. EHI Members receive free partner credits that can be redeemed to connect with relevant business opportunities.

Disaster Guardian	Disaster Guardian helps protect Members, their families, and their business both before and after emergencies and disasters strike. Members receive discounts and other benefits.

EHI’S Revenue Model

Our revenue model is based on three categories:

1.

Revenue Sharing Partners, such as WeTransfer (a safe file transfer system, which allows companies to set up their own secured channel), DisasterGuardian (a Disaster Recovery program for business owners and their families), and BackBlaze (which provides offsite data backup and recovery services), and others in the table above.  Our revenue sharing partners share the revenues they receive from EHI’s Members at varying rates, depending on the amount of services or goods purchased by Members.

2.

Premium Services, which are EFactor's own or whitelabed EFactor products and services. These include E.Mentoring, providing mentors to our Members on either a one-off per hour payment or on a subscription, E.Lounges, providing access to business quality flexible workspaces both domestic and worldwide, and E.vents, our own hosted Events around the world.

We provide these premium services to all our EFactor (or EHI on a going-forward basis) Members.

3.

Sponsors and Advertising.  We have agreements with several businesses that sponsor or advertise at EHI events and through our system, including AON, a global provider of risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing; Achmea, a Netherlands-based integrated financial services group whose core business is insurance, who pays EFactor for four events per year; and KLM Airlines which provides airline tickets to raffle at EHI-sponsored Events.

Members

EHI MEMBERS ANALYSIS AND FORECASTS

Calculation of population and the Targeted Market per Focus Country:

To roll out operations quickly, EHI (previously EFactor) has chosen to focus on the native English speaking countries. Starting the Company in the United States (US) in 2008, and considering the Dutch heritage (NL) of the founders, United Kingdom (UK) was a natural choice to select as the third country to focus on. Operations and focus on both India (IN) and China (CH) as of this year, has mainly to do with the accelerated growth within these countries. The absolute amount of high content entrepreneurs, the increasing use of social media in their daily live and the rapid improvement of economic buying power make IN and CH natural add-ons to the selection of the so-called Focus Countries (US, NL, UK, IN and CH).

Based on numbers provided by CIA World Factbook about the total population (see Table 1) and the estimated growth rate for 2011 (see Table 2), we calculated the estimate future populations of the Focus Countries 2011 - 2013.

Table 1: Estimated total population per Focus Country and Rest of World (“RoW”)

Table 2: Estimated population growth per Focus Country and RoW

High content entrepreneurs, also referred to as white collar entrepreneurs in the UK, can be characterized as those types of entrepreneurs who are looking for growth and economic scalability; who are highly educated; and who are the new leaders of the micro-multinationals and young corporate enterprises of tomorrow.

Different sources pointed out to the total amount of high content entrepreneurs within the selected Focus Countries. The historical numbers of 2009 in Table 3 are an estimate of the combined sources. The amount of future high content entrepreneurs per Focus Country is correlated with the average population growth in the related Focus Country (see Table 2). Hence, Dutch high content entrepreneurs in 2011 are expected to grow with 0.4% compared to 2010 corresponding with the average expected population growth.

Table 3: Estimated total amount of high content entrepreneurs in Focus Countries, the Targeted Market

Table 4 explains the amount of high content entrepreneurs, hence EHI’s Targeted Market per Focus Country as a percentage of the total population of the relevant Focus Country.

Table 4: Estimated % of high content entrepreneurs as per population per Focus Country

Table 5 shows the contribution of each Focus Country with regard to high content entrepreneurs to the total Target Market of high content entrepreneurs based on these 5 Focus Countries. For example, see Table 3, the total Targeted Market consists of 64 million high content entrepreneurs in 2012 of which 25 million Americans. Hence, US contributes over 40% to the total Targeted Market of EHI, see Table 5.

Table 5: Contribution high content entrepreneurs per Focus Country to the total amount of estimated high content entrepreneurs in the target market

Development of EHI Member base per Focus Country:

EFactor started its operations on first March 2008. Factual and consistent measurement of Members per Focus Country started to be done in 2009.  Below (Table 6) shows 2009 and 2010 historical numbers, 2011 is based on current Member growth. The numbers shown for 2012 and onwards is based on EHI’s Business Plan and its strategic direction (see for details below).

Organic Member growth has been established by several (recurring) stages in EHI’s strategy. This consists of, but is not limited to:

•

E.vents: EFactor organized around 50 events in 2010, will do over 70 events in 2011, and we anticipate growing to approximately 100 E.vents in 2012;

•

Members are able to invite their existing contacts outside the community to join EHI and their personal networks on EHI. EHI accommodates this growth, which will spiral EHI 's growth strongly by facilitating Members to invite directly from AOL, Gmail, Hotmail and Plaxo or upload a CSV file from their computers or follow instructions to download and then upload contacts from their LinkedIn databases.

•

EHI is presented via several print media e.g., Social Media Magazine (14,5 million distribution in the US) DeStatus (Netherlands) with 100,000 distribution bi-monthly and Ode Magazine, a global magazine for conscious entrepreneurs, as well as irregular in articles such in the Wall Street Journal Small Business section;

•

Other forms of on- and online communications that happen on a repetitive basis: SmallBizAmerica (Radio), blogs published both by management as well as external experts within a specific area, frequent use of external social media sources and contributions to worldwide programs like Pink Ribbon

In addition, EHI teams up with partners for attractive deals for high content entrepreneurs promoted in- and outside the community.

•

The above mentioned Social Media Magazine

•

Promotion mailing to external databases of high quality partners.

EHI adheres to the values of substance over form. We will constantly be searching for the right product and service combination to serve our Member base and clientele in the best possible fashion. Hence, EHI is also expected to grow through acquisitions and partnerships of comparable communities established in local markets and companies producing products and services with high added value for the EHI Member base. Management believes that this will accelerate the growth of the current Member base of EHI.

Table 6: Estimated amount of EHI Members per Focus Country and RoW

Table 7: Estimated EHI Member growth per Focus Country and RoW

In general, EHI aims to serve 17.5% of the Focus Countries in which she is #1 as of today (US, NL). In the other Focus Countries (UK, IN and CH) the aim is to serve 7.5% of the total Targeted Market. See Table 8.

Table 8: Estimated market share of Target Marketed per Focus Country

Table 9 shows the percentage each Focus Country contributes to the overall EHI Member base. For example, see Table 6, in 2010 the total Member base of EHI is estimated at 812.000 of which 745.000 Americans. Hence, the US contributes in 2010 with 91.2% to the overall Member base of EHI.

Due to the development of other Focus Countries, the EHI Member base is expected to show more diversification by the end of 2013. The United States will remain an important Focus Country, but is expected to constitute only approximately 60% of our Members.

Table 9: Estimated contribution of EHI Members per focus country and RoW to the total EHI Member base

Table 10: Estimated amount of paying EHI Members per Focus Country

Table 11: Conversion Rates per Focus Country (Estimated % of paying EHI Members to the total EHI Member base per Focus Country)

Table 12: Estimated amount of revenue per Focus Country and RoW

Table 13: Estimated price paid per paying Member per year per Focus Country

Members Base Calculations

Adrie Reinders is responsible for execution and defining the member strategy

This includes, but is not limited to:

•

Supervision of #members per focus country;

•

Supervision of member growth per focus country;

•

Controlling targets and signaling when off course;

•

Cooperation with team members responsible for country development;

•

Responsible for attracting and managing affiliate partners for country development, e.g. UK;

•

Strategy on member base expansion outside focus countries; and

•

Competitive analysis of comparable social media databases.

Adrie Reinders will continue to work closely with Ms. Freijsen on Technology-related issues.

Sales

EHI plans to enhance and increase monetizing its membership structure and volume of Members through a well-architected, highly automated marketing system supplemented by a strong call center program.

Our products include the sale of the popular content, services and tools of EHI's well-established joint venture partners. Additional income will be recognized from corporate sponsorships, advertising and event registration fees.

Management feels that the value of EHI’s membership base is high because it is data-rich due to the demographic and specific-interest information provided by new Members when they enroll. Accordingly, Management believes that EHI’s sales and marketing programs can be targeted and tremendously effective.

We believe that EHI is a powerful, proprietary social media platform for entrepreneurs to secure knowledge, increase revenues, decrease costs, and secure funding. For small business owners, it is a one-click solution to get all of the help, services and tools that they need, plus have instant access to other entrepreneurs with whom to collaborate. To attract large numbers of Members to EHI, the Company provides its basic membership for free.

EHI generates income from its membership base through the following product/services:

Alliance Partners Commissions

EHI actively promotes the well-proven products and services of its Alliance Partners in exchange for commissions of 10 to 40% on the purchases made by EHI members from those partners. In most cases, EHI continues to receive referral commissions for as long as its Members remain customers of its partners.  As of the date of this Registration Statement, the Alliance Partners included companies such as AdRoll, AppsPlanet, Backblaze, Beansprout, BizFilings, Biz2Credit, Byme, CCProof, Constant Contact, Disaster Guardian, Echosign, Ficsbooks, Keystone Law, Bizspark (Microsoft), National Car Rental, Ode Magazine, oDesk, Organization Optimizer, and Google Apps for Business.

Corporate Sponsorships

Corporations seeking prominent ongoing promotional exposure to EHI's large database of entrepreneurs pay sponsorship fees of $5,000 to $30,000 annually.  Current sponsors include AON, KLM and Achmea.

EHI’s Own Services/Resources

EHI has a range of its own (or whitelabeled) products and services it provides to members at a generally low fee.

EHI E.vents:

Over 7,000 Members attended more than 60 EHI workshops in the past 12 months. The attendees of these events become ideal prospects to purchase additional products and services of EHI and its partners.  E.vents are ideally hosted at partner locations (Regus, law firms, flexible workspaces) offered to EFactor for this use free of charge.

In general, one of EHI's marketing team members will be present to host the E.vent. Each E.vent is planned at least 6 weeks ahead of time, including a keynote speaker and local panel of entrepreneurs related to the event topic.

EHI E.vents are planned in full by the marketing team, and promoted through invitations and reminders on fixed schedule to EFactor members.

Only EFactor Members can attend its E.vents and each Member pays either on a one-off basis (tickets range from US$10 to US$30 per event) or on a recurring annual membership (depending on country ranging from US$36 to US$75 per annum).

In some cases, EHI has an Event Sponsor generating additional revenue for the event ranging from US$5,000 to US$10,000 per event.

E.Mentoring

EHI provides access to experts in their field around the world through its E.Mentoring services. A member can purchase E.Mentoring by the hour or on a subscription basis. Based on the question the Member submits, EHI will provide the best available Mentor to the member from its team of Mentors or from the E.Team itself. Members/Mentors agree the time needed to provide assistance on the Member's question/issue.

E.Lounges

EHI seeks partners that have flexible work and meeting space available in a city or multiple cities. Instead of having entrepreneurs sit in a coffee shop to discuss business topics with partners, E.Lounges are meant to provide meeting and workspace to the members in a high quality, business environment at a reduced rate. The program currently features multiple partners such as Regus, Spaces (netherlands based provider ) and ROSL (Royal Overseas Lounges, a service within the commonwealth countries) and will be expanded as EHI finds additional quality partners that are willing to offer their locations at a discount to its members.

Additional information on the sales and revenues to date will be provided in the “Management’s Discussion and Analysis” section.

Properties

We do not own any property. We rent the office our Headquarters at 870 Market Street, Suite 828, San Francisco, CA 94102, USA, and a company apartment located at 365 Talbot Avenue, T08, Pacifica, CA 94044, USA.  The office is leased annually, and we are now in our second year. The start date was March 1 , 2010.   Lease payments are as follows: March 1 to August 31, 2010: $3,300 per month; September 1, 2010, to February 28, 2011: $3,713 per month; March 1, 2011, to February 29, 2012: $3,878 per month; and March 1, 2012 to February 28th, 2013: 4,043 per month.  We believe that this space will be sufficient for our needs for the foreseeable future.

Legal Proceedings

None.

Employees

EFactor has 10 full-time employees currently and two interns (part-time).  We believe that our relationship with our employees is good.

SELECTED FINANCIAL DATA

The following table presents summary financial data as of the dates and for the periods indicated.  The summary Balance Sheet data as of December 31, 2010 and 2009, and the summary Statement of Operations data and other financial data for the years ended December 31, 2010 and 2009, have been derived from the audited financial statements of the Company included elsewhere in this prospectus.

You should read the following table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the accompanying notes included elsewhere in this prospectus.  Among other things, those financial statements include more detailed information regarding the basis of presentation for the following financial data.

	Years ended December 31,			Nine months ended September 30,
	2008	2009	2010	2010	2011
Net revenue	$72,778	$48,788	$183,293	$132,030	$261,092
Costs and expenses	1,947,999	1,234,726	1,547,206	1,332,935	1,491,770
Loss from operations	(1,875,221)	(1,185,938)	(1,363,913)	(1,200,905)	(1,230,678)
Other income (expense)	(1,442)	3,209	(5,030)	(2,887)	(3,050)
Loss before income tax	(1,876,663)	(1,182,729)	(1,368,943)	(1,203,792)	(1,233,728)
Income tax expense	(800)	(800)	(800)	(800)	(800)
Net loss	$(1,877,463)	$(1,183,529)	$(1,369,743)	$(1,204,592)	$(1,234,528)

Weighted average shares outstanding:
Basic	8,366,868	11,155,824	11,933,086	11,917,357	13,164,650
Diluted	8,366,868	11,155,824	11,933,086	11,917,357	13,164,650

Earnings (loss) per share:
Basic	$(0.22)	$(0.11)	$(0.11)	$(0.10)	$(0.09)
Diluted	$(0.22)	$(0.11)	$(0.11)	$(0.10)	$(0.09)

	As of December 31,				September 30,
	2008	2009	2010		2011

Cash	$57	$3,687	$742		$114,351
Total current assets	$219,137	$4,187	$177,070		$356,294
Total assets	$308,384	$80,632	$265,063		$8,744,311
Total liabilities	$743,296	$987,534	$974,174		$600,530
Total stockholders’ equity (deficit)	$(434,912)	$(906,902)	$(709,111)		$8,143,781

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in the Registration Statement on Form S-1 of which this Prospectus is a part. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a pioneer in providing a full-featured social network for entrepreneurs. We provide a platform that enables access to a network of contacts, registration for networking events, advisory consulting, various business tools and a broad range of services and information. Our member network is built from entrepreneurs and small business owners who are spread over 160 countries. Our mission statement is to support, inspire, and assist entrepreneurs worldwide.  Our unique selling points are our ability to assist entrepreneurs by providing them with assistance in answering the four key questions facing all entrepreneurs, namely obtaining knowledge, increasing revenue, decreasing costs, and obtaining finance and funding.

We were incorporated in the state of Nevada on September 7, 2011, as a wholly owned subsidiary of Triton Distribution Systems, Inc. (“Triton”). Pursuant to a License Agreement with Triton, we obtained from Triton a non-exclusive right and license to use, reproduce and market the Reservation Expert (the “Software”), for the purpose of providing services to our customers, in exchange for the future issuance by us of 2,000,000 shares of its common stock. The common stock will be issued to Triton on or before the first anniversary of the License Agreement, or September 9, 2012. Through the use of the license, customers will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from its website.

The E-Factor Corp. (“Efactor”) was incorporated in the state of Delaware on October 13, 2007, and is a pioneer in providing a full-featured social network for entrepreneurs. Efactor provides a platform that enables access to a network of contacts, registration for networking events, advisory consulting, various business tools and a broad range of services and information.  Efactor’s member network is built from entrepreneurs and small business owners who are spread over 160 countries.

On September 24, 2011, we entered into a Share Exchange Agreement with Efactor pursuant to which we acquired all of the issued and outstanding shares of common stock of Efactor, or 6,699,236 shares, in exchange for the issuance of an aggregate of 14,000,000 shares of ours common stock.  Prior to the share exchange, we had 4,000,000 shares of common stock outstanding, and are obligated to issue 2,000,000 shares of our common stock to Triton prior to September 9, 2012, under the terms of the License Agreement.  As a result of the share exchange, the stockholders of Efactor obtained control of us, and held 70% of our common shares  that are issued and outstanding or issuable under the License Agreement.  As a result of the share exchange, the business of Efactor became the business of us.

Efactor, as the accounting acquirer, recorded the share exchange as the issuance of common stock for the acquisition of our sole asset, or the Software.   The acquired Software was recorded at its fair value of approximately $8.3 million, based on the fair value of the 4,000,000 common shares that were issued and outstanding and the 2,000,000 shares issuable to Triton. The fair value of approximately $8.3 million was based on the offering price, adjusted for the share exchange ratio, of the common stock sold in a recent private placement to Efactor investors.  This accounting for the share exchange transaction is identical to that of a reverse acquisition, accompanied by a recapitalization.   No pro forma financial information is presented, since we was formed in September 2011, and has no historical information.

As a result of the reverse acquisition, the accompanying historical financial statements for periods prior to the share exchange are those of Efactor, except that the financial statements have been retroactively adjusted to reflect the authorized capital stock and $.0001 par value of ours common stock, and to reflect the outstanding shares of Efactor, adjusted for the share exchange ratio of 2.09 of our shares for one Efactor share.  For periods subsequent to the share exchange, the financial statements reflect the combined activities of Efactor and us.  We are now in a position to combine the historical business of Efactor with our use of the Software to serve our members.

Going Concern Considerations

Our financial statements have been prepared assuming we will continue as a going concern. We have experienced recurring losses and negative cash flows from operations and have an accumulated deficit. These conditions raise substantial doubt as to our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

We believe our cash and cash equivalents on hand and expected to be generated from operations will not be sufficient to fund our operations through the next twelve months. We anticipate that our cash expenditures during the next twelve months will be approximately $2,000,000 and we expect to meet our cash needs and fund our working capital by raising additional debt or equity financing. If we are unable to raise additional debt or equity financing, we may be required to reduce, defer, or discontinue certain of its operating activities or may not be able to continue as a going concern entity.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any.  We have identified certain accounting policies that are significant to the preparation of our financial statements.  These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments.  We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Use of Estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Website and Software Development Costs

We capitalize our costs to develop our website and internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of the related asset, which approximates two to three years. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized and expensed over the estimated useful life of the upgrades.

Intangible Assets

We capitalized the cost of a software license acquired from Triton and will amortize the intangible asset on a straight-line basis over its estimated useful life commencing on the date the asset is placed in service.

Long-Lived Assets

We review our long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable.  An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset.  To date, there have been no such losses.

Stock Based Compensation

We plan to record stock-based compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Our volatility is based on the expected volatility of similar companies as we do not have history of a publicly traded stock price. The Company plans to use the simplified calculation for the expected term assumption described in the SEC Staff Accounting Bulletin No. 107,  Share-Based Payment. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

We will use the Black-Scholes option-pricing model which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and our expected stock price volatility over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of our employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of our employee stock options. Although the fair value of employee stock options is determined using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

We will recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

Foreign Currency Translation

Foreign currency transactions are translated using the spot exchange rate at the settlement date of the transaction. Foreign assets and liabilities are translated using year-end exchange rates.  Foreign exchange transaction gains and losses, if any, are included in costs and expense, net in the accompanying statements of operations.

Revenue Recognition

In general, we recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on our policy for each respective element.

We generate revenue primarily from sales of the following services:

•

Member Fees —We hold a variety of networking and informational events for our members and sells various membership packages to customers that allow users to have access to premium services via the E-Factor website.  Revenue from member services is recognized ratably over the contractual period, generally from one to 12 months.

•

Sponsorships —We sell priority advertising and promotional placements on our website portal to companies that wish to reach our membership and website visitors to introduce such members and visitors to products and services related to their general interests.  Revenue from these sponsorships are recognized after the advertising or promotional placement takes place.

•

Advisory Services —We promote and make available advisory and consulting services to members for the purpose of support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged.  Revenue is recognized as services are rendered.

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue.

Income Taxes

We account for income taxes using the asset and liability approach for financial reporting purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce the deferred tax assets to an amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Results of Operations

Comparison of the nine months ended September 30, 2011 and 2010

Revenue for the nine months ended September 30, 2011, were $261,092, an increase of $129,062 or 97.8% compared to $132,030 for the same period in 2010.  We have three types of revenue: membership fees, sponsorships and advisory fees.  Revenue by type for the nine months ended September 30, 2011 and 2010, are presented below:

	Nine Months Ended September 30,
	2011	2010	Difference	Percentage
Revenue by service:
Membership fees	$61,720	$36,265	$25,455	70.2%
Sponsorships	13,576	43,805	(30,229)	69.0%
Advisory fees	185,796	51,960	133,836	257.6%
	$261,092	$132,030	$129,062	97.8%

We re-launched our website and member portal during the third quarter of 2010. This launch triggered a shift and evolution of our monetization and business model, focusing increasingly on our now rapidly growing membership. We shifted our focus from monetizing the site by way of less profitable sponsorships and advertising to more member-directed services and products such as advisory and mentoring services and products and programs such as educational and networking events for which members pay a one-off or subscription series fee.

Cost of revenue for the nine months ended September 30, 2011, was $127,232, a decrease of $27,679 or 17.9% compared to $154,911 for the same period in 2010.  As our business model evolved, we increased revenues with higher margins such as advisory services and shifted away from marketing member services with low margins due higher revenue share and affiliate payment obligations.

Sales and marketing for the nine months ended September 30, 2011, was $697,870, an increase of $253,620 or 57.1% compared to $444,250 for the same period in 2010.  The increase in principally attributed to our efforts to drive more traffic to our website through increased marketing activities.  We significantly increased our spending on marketing consultants, business development travel expense and advertising campaigns to reach new networks of potential members to seek conversion to the E-Factor network.

Product development for the nine months ended September 30, 2011, was $381,580, an increase of $6,923 or 1.8% compared to $374,657 for the same period in 2010.  Our product development for the nine months ended September 30, 2011 stayed consistent with the amount spent in the comparable period in 2010.

General and administrative for the nine months ended September 30, 2011, was $245,112, an increase of $16,079 or 7.0% compared to $229,033 for the same period in 2010.  The increase is principally attributed to the increased use of consultants and advisors on general corporate matters.

Depreciation and amortization for the nine months ended September 30, 2011, was $39,976, a decrease of $90,108 or 69.3% compared to $130,084 for the same period in 2010.  The decrease from 2010 to 2011 is due to some fixed assets becoming fully depreciated the latter half 2010.

Interest expense for the nine months ended September 30, 2011, was $ 3,050, an increase of $163 or 5.6% compared to $2,887 for the same period in 2010.  The increase is not significant.

Comparison of the year ended December 31, 2010 and 2009

Revenue for the year ended December 31, 2010, were $183,293, an increase of $134,505 or 275.7% compared to $48,788 for the same period in 2009.  We have three types of revenue: membership fees, sponsorships and advisory fees.  Revenue by type for the year ended December 31, 2010 and 2009 are presented below:

	Year Ended December 31,
	2010	2009	Difference	Percentage
Revenue by service:
Membership fees	$49,482	$47,288	$2,194	4.60%
Sponsorships	54,792	1,500	53,292	3,552.8%
Advisory fees	79,019	-	79,019	100.00%
	$183,293	$48,788	$134,505	275.7%

We expanded our revenues earned from the member portal primarily by selling advertising and promotional placements on our website to showcase companies seeking to reach members visiting the website, generating $ 54,792 in 2010, compared to deminimus revenue from this activity in 2009. Similarly, the increased membership base allowed us to start marketing member-benefiting services such as advisory and mentoring services, for which a fee was paid to us, generating $ 79,019 in revenue in 2010, compared to none in 2009.

Cost of revenue for the year ended December 31, 2010, was $160,446, an increase of $21,910 or 15.8% compared to $138,536 for the same period in 2009.  The increase in cost was driven primarily by the increased costs of producing a greater number of member events during 2010 in our major membership locations, which involved travel and event production expenses.

Sales and marketing for the year ended December 31, 2010, was $570,577, an increase of $79,629 or 16.2% compared to $490,948 for the same period in 2009.  The increase is principally attributed to our effort drive traffic to our website through increased marketing activities. We increased our spending on marketing consultants, business development travel expense and advertising campaigns to reach new networks of potential members to seek conversion to the E-Factor network.

Product development for the year ended December 31, 2010, was $394,689, an increase of $96,906 or 32.5% compared to $297,783 for the same period in 2009.  The increase is principally attributed to the increased cost of maintaining and incrementally enhancing the website during the early part of 2010 at much higher spending levels than committed to in 2009, and the cost of hosting and maintaining the substantially more complex and full-featured website following its relaunch.

General and administrative for the year ended December 31, 2010, was $359,309, an increase of $94,412 or 35.6% compared to $264,897 for the same period in 2009.  The increase in principally attributed to increased travel expense and the use of contractors to support expanding the business across geographical boundaries.

Depreciation and amortization for the year ended December 31, 2010, was $62,185, an increase of $19,623 or 46.1% compared to $42,562 for the same period in 2009.  The increase to due to more depreciable and amortizable assets placed in services in 2010 as compared to 2009.

Interest expense for the year ended December 31, 2010, was $5,030, an increase of $ 653 or 14.9% compared to $4,377 for the same period in 2009.  The increase is due to additional borrowing outstanding during the periods.

Liquidity and Capital Resources

As of September 30, 2011, we had $114,351 in cash and cash equivalents. During the nine months ended September 30, 2011, we used approximately $1,143,000 in our operations and generated approximately $1,242,000 in financing activities from the sale of our common stock. From our inception we have raised approximately $4,600,000 from the sales of our common stock to investors.  We anticipate that our cash expenditures during the next twelve months will be approximately $2,000,000 and we expect to meet our cash needs and fund our working capital by raising additional debt or equity financing.  There is no assurance that will be able to raise equity or debt financing in the future.

Contractual Obligations

Our significant contractual obligations were as follows as of December 31, 2010:

	Payments due by Period
	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Notes payable	$-	$91,000	$-	$-	$91,000
Interest on debt obligations	5,000	5,000	-	-	10,000
Operating lease obligations	84,000	86,000	-	-	170,000
Total	$89,000	$182,000	$-	$-	$271,000

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet arrangements.

PROPERTY

We do not own any property. We rent the office our Headquarters at 870 Market Street, Suite 828, San Francisco, CA 94102, USA, and a company apartment located at 365 Talbot Avenue, T08, Pacifica, CA 94044, USA.  The office is leased annually, and we are now in our second year. The start date was March 1, 2010.   Lease payments are as follows: March 1 to August 31, 2010: $3,300 per month; September 1, 2010, to February 28, 2011: $3,713 per month; March 1, 2011, to February 29, 2012: $3,878 per month; and March 1, 2012 to February 28th, 2013: $4,043 per month.  We believe that this space will be sufficient for our needs for the foreseeable future.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings which management believes will have a material effect upon the financial condition of the Company, nor are any such material legal proceedings anticipated.

MANAGEMENT

The following table sets forth information concerning each of our current directors and our sole executive officer.

Name	Age	Positions	Independent Director
Gregory Lykiardopoulos	66	Chairman of the Board of Directors, Chairman of the Company, Chief Financial Officer	No
Adrie Reinders	67	Chief Executive Officer, Director	No
Marion Freijsen	48	Chief Operating Officer, Director	No
Suzanne Malone	58	Director	Yes
James E. Solomon	61	Director	Yes

Biographies for the members of our board of directors and our management team are set forth below:

Management and Director Biographies

Adrie Reinders

Founder & CEO of EFactor, Corp.

History: Entrepreneur for over 35 years

Specialization: Strategy, Finance, Sales, Operations

Industry: Technology & IT

ADRIE REINDERS, President, Chief Executive Officer, and Director

Adrie Reinders is a serial entrepreneur.  In 1975, he founded Microlife B.V., a company specializing in customer related services and training for mainframe environments. Clients included ING Bank, ABN-AMRO Bank and European Government Agencies.  In 1987, Adrie sold the business , which then had has approximately 500 employees, with an annual revenue of 22.5 million euro.

In 1989, Adrie founded I.C.T. Rijnhaave, an IT firm specializing in systems integration. After selling the company to Syntegra (a subsidiary of British Telecom) in 1996, he served on the Syntegra Board of Directors until 2001.

Adrie founded his third IT business, Plus Integration Supply Chain Solutions B.V. in 1997. During the subsequent four years, he built the global business solutions firm specializing in supply chain management and software services into a robust business with interests in the Netherlands, United States and the United Kingdom. Customers consisted of major pharmaceutical manufacturers based in the United States, as well as many of the largest retailers in Europe.

In 2004, Adrie co-founded (with Roeland Reinders and Marion Freijsen) OHM Inc., which specializes in assisting technology companies to achieve quicker and more effective sales results by offering his considerable expertise, experience and access to his global network of high level business contacts.  Mr. Reinders has served as the CEO of OHM since 2004.

In 2007 he co-founded EFactor, Corp. (“EFactor”), together with Ms. Freijsen and Mr. Roeland Reinders.  In September 2011, the shareholders of EFactor entered into the Share Exchange Agreement with EHI.

Additionally, Adrie sits on the board of various technology companies and advises various start-up companies.  He is Chairman of the Board of Artillium, a publicly traded company, where he has served since November 2009 as Chairman of the Audit Committee and a member of the Nomination Committee.  Moreover, Adrie was a co-founder (with Ms. Freijsen and Mr. Roeland Reinders) of Cranevision.

Over the course of his professional career, Adrie has served as an advisor and board member to numerous successful private and public companies including Residex Ventures, a manager of private equity and venture capital funds that invests in Dutch companies that focus on health care and vitality, where he served as Chairman.

Adrie and Ms.Freijsen (discussed in more detail below) are authors of the book "The N Factor: How Networking Can Change the Dynamics of Your Business," published in the United States in May 2007.

Marion Freijsen

Founder, Chief Operating Officer, and Director

History: Entrepreneur for almost 30 years

Specialization: Finance, Sales, Operations

Industry: Finance / Technology/Telecom

Marion Freijsen has had just short of 30 years extensive experience in running and building international sales teams and raising companies from the ground up. Most of her endeavours have been related to technology, telecommunictaions, and finance.

Ms. Freijsen started her first company at the age of 20, running a small business whilst living in the Middle East. After moving to London, she landed in Merchant Banking from which she made the switch to working with and building technology companies mostly in strategic commercial roles.

Throughout her career, Ms. Freijsen has been successful in expanding organizations' activities in greenfield regions across Europe. During the course of the past 25 years, she has set-up and managed companies' offices in the UK, Germany and the Netherlands, and has built an extensive network amongst the financial services industry and blue-chip multi-national corporate across Europe and the US.

Joining forces in 2004 with Adrie Reinders and Roeland Reinders, she became a co-founder of OHM Inc. The publication of Adrie Reinders and Ms. Freijsen's book  "The N-Factor: How Networking Can Change the Dynamics of Your Business,"  subsequently led to the next and most ambitious venture for Adrie Reinders, Ms. Freijsen, and Mr. Roeland Reinders: the founding of EFactor in 2007.

Ms. Freijsen has been responsible for building the EFactor website from scratch to become the largest global niche social network for Entrepreneurs.  In addition to her role as CTO and recently COO of EFactor, she also serves as an Advisory Board Member to two Dutch-based technology companies [Drimpy BV and Glimpse Games], Advisor to two US-based technology companies, and was recently appointed as board member of the Atlanta Board of Women in Business 2011. She is also a co-founder of Cranevision.

Ms. Freijsen holds a degree in International Sales & Marketing from the Chartered Institute of Marketing, UK.

“The N-Factor” was published in 2007. In addition, she anticipates that her next book "The E Factor," will be published in 2012.

Roeland Reinders

Founder & CCO of EFactor Corp

History: Entrepreneur for almost 20 years

Specialization: Strategy, Sales, Operations

Industry: Clothing / Technology / Hospitality

Product Manager, Global Sales & Coaching

Roeland Reinders brings over 20 years experience as an entrepreneur to EFactor, having led a number of start-up companies in the development of corporate strategy and implementation.

Roeland has been instrumental at the companies he has founded and/or managed in leading them successfully through periods of transition. Through his various roles with these companies, Roeland has extended his in-depth knowledge of managing technology companies. Over the past 20 years, he has been able to build a solid contact network across Europe and the United States.

In 1993, Roeland founded D'Affaires Mondiales, a clothing company, which was sold to management in 1996. He then started Plus Integration Business Solutions, which was sold to Plus Integration Supply Chain Solutions in 1999, where he became marketing director. In 1999, he founded an E-business company called "Company at Work," which was sold to Clockwork in 2002.

Roeland has also been founding partner of Data Solutions (2002), OHM Inc. (2004) and Cranevision (2007). In addition to his work there, Roeland holds a number of advisory positions with start-ups and is coach for New Ventures in the Netherlands, which is a business plan competition for start-ups and supported by Dutch government and corporations.

Roeland is a 1994 graduate of Haarlem Business School, The Netherlands, and is one of the co-founders of both OHM and the EFactor.

Gregory Lykiardopoulos, Director, Chairman, Chief Financial Officer

Mr. Lykiardopoulos currently serves as the Chairman and CEO of Triton Distribution Systems, Inc., where he has served since January 2006. From 1999 until January 2006, Mr. Lykiardopoulos founded and operated GRSNetwork, Inc., a company engaged in a similar Web-based travel business. GRS terminated its operations in January 2006. Mr. Lykiardopoulos is fluent in six languages. He received a B.A. degree in Business Administration from the American University in Cairo, Egypt.

Suzanne Malone, Director

Ms. Malone joined EHI’s Board of Directors in October 2011.  From 2002 through the present, she has been a Principal of Strategies for Small Business, the number one SBA lender in the country for several years. Ms. Malone started a loan program approximately eight years ago, which has funded over 41,000 small businesses. For the past four years, her company has been a top SBA lender to veterans, plus a top export lender for the past three years.

Ms. Malone authored a small business lending bill and was instrumental in shepherding the bill through congress and its passage during the 111th congress.  She is a frequent key note speaker at trade shows, finance events, veteran conferences, small business conferences, export conferences and veteran conferences, and has received numerous awards as a top lender and champion of small businesses.  Ms. Malone earned a Masters of Business Administration from St Mary’s College.

James E. Solomon, Director

Mr. Solomon, 61, joined EHI’s Board of Directors in October 2011.  A Certified Public Accountant, he is a successful businessman who has been involved in the development of several multi-million dollar operations. He currently serves on the Board of Directors of two privately-held and one publicly-held corporation, Broadcast International, Inc., and has served on the boards of several other publicly held companies. His expertise includes strategic development, international expansion, joint venture partnerships and mergers/acquisitions. Mr. Solomon is an Adjunct Professor at the Graduate School of Business of the University of Utah where he also serves as a Director of the UCRA Investment Fund.  Formerly, Mr. Solomon held several management positions at Exxon Corporation (1972 to 1980) as well as Vice President - Finance and Administration at Farm Management Company (1980 to 1983), one of the world's largest agricultural companies.  He graduated Magna Cum Laude from the University of Utah in 1972. He is a contributing author to a prominent accounting textbook.

Board of Directors

After the Spin-off, we expect that our board of directors will consist of five members, two of whom, Ms. Malone and Mr. Solomon, will be independent directors.  Each director will hold office, in accordance with our certificate of incorporation and bylaws, until the next annual meeting of stockholders and until his successor is duly elected and qualified.

Director Independence

For a director to be considered “independent,” the board of directors must affirmatively determine that the director has no material relationship with the company (directly or as a partner, stockholder or officer of an organization that has a relationship with EHI). In each case, the board considers all relevant facts and circumstances.

Committees of the Board of Directors

Once the Registration Statement has been declared effective, we plan to establish an Audit Committee and a Compensation Committee to assist it with its responsibilities.  Each of the planned Committees is described in greater detail below.  We anticipate that the Board of Directors will establish written charters for each of the Committees when formed, which will be available on our web site.

Audit Committee

We expect that the principal duties of the Audit Committee under its written charter will include: (i) responsibilities associated with our external and internal audit staffing and planning; (ii) accounting and financial reporting issues associated with our financial statements and filings with the SEC; (iii) financial and accounting organization and internal controls; (iv) auditor independence and approval of non-audit services; and (v) “whistle-blower” procedures for reporting questionable accounting and audit practices.

We anticipate that the Audit Committee charter will require that the Committee be comprised of at least two directors, each of whom must be independent under the standards of the Sarbanes-Oxley Act of 2002.  In addition, each member of the Audit Committee will be financially literate, and at least one member will have sufficient accounting or financial management expertise to qualify as an “audit committee financial expert,” as determined by the board in accordance with SEC rules.

Compensation Committee

We expect that the principal duties of the Compensation Committee under its charter will include: (i) ensuring that a succession plan for the Chief Executive Officer is in place; (ii) reviewing management’s recommendations for executive officers and making recommendations to the board of directors; (iii) approving compensation for the Chief Executive Officer; (iv) reviewing and approving compensation policies and practices for other executive officers including their annual salaries; (v) reviewing and approving major changes in employee benefit plans; (vi) reviewing short and long-term incentive plans and equity grants; and (vii) recommending to the full board changes to the compensation of the independent members of the board of directors. The Compensation Committee charter will require that the Committee be comprised of at least two independent directors.

The scope of authority delegated to the Compensation Committee by the board of directors is to decide whether or not to accept, reject or modify our management’s proposals for annual compensation awards to our executive officers.  The Compensation Committee also has the authority to recommend the amount of compensation to be paid to our non-management directors.

EXECUTIVE COMPENSATION

Executive Compensation and Employment Agreements

The following table contains information regarding compensation paid to the executive officers of the Company for their services to EFactor in the years ended December 31, 2009 and 2010:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gregory Lykiardopoulos(1)	2009 2010	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Adrie Reinders, Chief Executive Officer	2009 2010	90,000 90,000	0 0	0 0	0 0	0 0	0 0	0 0	90,000 90,000
Marion Freijsen, Chief Operating Officer	2009 2010	90,000 90,000	0 0	0 0	0 0	0 0	0 0	0 0	90,000 90,000
Roeland Reinders, Chief Community Officer	2009 2010	90,000 90,000	0 0	0 0	0 0	0 0	0 0	0 0	90,000 90,000
Eva Hukshorn, Partner(2)	2009 2010	0 37,500	0 0	0 0	0 0	0 0	0 0	0 0	0 37,500

(1)

Gregory Lykiardopoulos was not affiliated with EFactor Corp, and as such, did not draw any compensation as an officer of EFactor Corp in 2009 or 2010.

(2)

Ms. Hukshorn joined EFactor Corp in August 2010.

Currently, we do not offer any executive bonus or incentive compensation plan.  As discussed above, however, following the Spin-off we plan to adopt the 2011 Stock Option Plan, and we expect to make grants under that plan to our employees, including our executive officers, as determined by the Administrator of the plan and our board of directors.

Employment Agreements

As of the date of this Registration Statement, we had an employment agreement with only two of our executive officers, Adrie Reinders and Marion Freijsen, the terms of which are described below.

Adrie Reinders

We entered into an Employment Agreement with Mr. Reinders (the “Reinders Agreement”) as of October 19, 2011.  The term of the Reinders Agreement is two years, although the term renews for successive two-year terms unless either party provides two months’ notice to the other party of an intention to not renew.  Pursuant to the Reinders Agreement, Mr. Reinders agreed to serve as our Chief Executive Officer and to devote his full time and best efforts to the business and such duties as are assigned to him by the Board of Directors.

EHI agreed to pay Mr. Reinders a base salary of $285,000 per year, which amount is to be reviewed at least annually by the Board of Directors.  Mr. Reinders may also receive a bonus of up to 50% of his base salary pursuant to a performance bonus plan to be established by the Company for its senior executive officers based on the financial performance of the Company and Mr. Reinders. Mr. Reinders may also receive stock options in the event that the Company adopts a stock option or incentive plan.

The Company may terminate the Reinders Agreement for any reason other than Cause, Death, or Disability (all as defined in the form of Separation and Severance Agreement attached as an exhibit to the Reinders Agreement) upon giving 60 days’ notice to Mr. Reinders. Additionally, the Company may terminate Mr. Reinders’s employment for Cause, Death or Disability without prior notice, except that Mr. Reinders may not be terminated for substantial and willful failure to perform specific and lawful directives of the Board, as reasonably determined by the Board unless and until the Board has given him reasonable written notice of its intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach.  Additionally, the agreement provides that for purposes of determining whether Cause is present, no act or failure to act by Mr. Reinders shall be considered "willful" if done or omitted to be done by him in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

Mr. Reinders has the right to terminate the Reinders Agreement on 30 days’ written notice to the Company.  In the event of voluntary termination by Mr. Reinders, the Company shall have no further obligation thereunder from and after the effective date of termination except as may be provided in the Separation and Severance Agreement and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity.

As noted, a form of Separation and Severance Agreement is attached as an exhibit to the Reinders Agreement.  Upon any termination of the Reinders Agreement, pursuant to the Reinders Agreement, Mr. Reinders’s right to severance benefits, if any, shall be governed by the terms of the Separation and Severance Agreement.

Marion Freijsen

We entered into an Employment Agreement with Ms. Freijsen (the “Freijsen Agreement”) as of October 19, 2011.  The term of the Freijsen Agreement is two years, although the term renews for successive two-year terms unless either party provides two months’ notice to the other party of an intention to not renew.  Pursuant to the Freijsen Agreement, Ms. Freijsen agreed to serve as our Chief Operating Officer and to devote her full time and best efforts to the business and such duties as are assigned to her by the Board of Directors.

EHI agreed to pay Ms. Freijsen a base salary of $285,000 per year, which amount is to be reviewed at least annually by the Board of Directors. Ms. Freijsen may also receive a bonus of up to 50% of her base salary pursuant to a performance bonus plan to be established by the Company for its senior executive officers based on the financial performance of the Company and Ms. Freijsen. Ms. Freijsen may also receive stock options in the event that the Company adopts a stock option or incentive plan.

The Company may terminate the Freijsen Agreement for any reason other than Cause, Death, or Disability (all as defined in the form of Separation and Severance Agreement attached as an exhibit to the Freijsen Agreement) upon giving 60 days’ notice to Ms. Freijsen. Additionally, the Company may terminate Ms. Freijsen’s employment for Cause, Death or Disability without prior notice, except that Ms. Freijsen may not be terminated for substantial and willful failure to perform specific and lawful directives of the Board, as reasonably determined by the Board unless and until the Board has given her reasonable written notice of its intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach.  Additionally, the agreement provides that for purposes of determining whether Cause is present, no act or failure to act by Ms. Freijsen shall be considered "willful" if done or omitted to be done by her in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

Ms. Freijsen has the right to terminate the Freijsen Agreement on 30 days’ written notice to the Company.  In the event of voluntary termination by Ms. Freijsen, the Company shall have no further obligation thereunder from and after the effective date of termination except as may be provided in the Separation and Severance Agreement and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity.

As noted, a form of Separation and Severance Agreement is attached as an exhibit to the Freijsen Agreement.  Upon any termination of the Freijsen Agreement, pursuant to the Freijsen Agreement, Ms. Freijsen’s right to severance benefits, if any, shall be governed by the terms of the Separation and Severance Agreement.

A copy of the Reinders Agreement and the Freijsen Agreement, together with the forms of Separation and Severance Agreement, are attached as exhibits to the Registration Statement of which this Prospectus is a part.  The foregoing summary of the terms and conditions of the Reinders and Freijsen Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreements (and exhibits) attached as exhibits to the Registration Statement of which this Prospectus is a part.

Director Compensation

We have not yet established arrangements to compensate our directors for their services to us following the Spin-off.  However, we expect that compensation for our non-employee directors will be comprised of an annual cash retainer and an equity award in the form of stock option or restricted stock grants under the 2011 Stock Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

License Agreement

As discussed above, on September 24, 2011, we entered into the License Agreement with Triton Distribution Systems, Inc., relating to the license of the Reservation Expert software (the “Software”).  A copy of the License Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.  Gregory Lykiardopoulos, our chairman, is the sole director and officer of Triton.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In connection with the distribution, the 4,000,000 shares of EHI’s common stock held directly by Triton will be distributed pro rata to the shareholders of Triton who own Triton common stock as of the record date.  Shareholders of Triton owning shares as of the close of business on the record date will, unless they subsequently transfer such shares prior to the ex dividend date, receive 0.015767 shares of our common stock for every one (1) share of Triton shares held at the record date (subject to adjustment in the event of a stock split or reverse split of Triton common stock prior to the date of distribution).   Additional shares (up to 5,000) may be issued in lieu of fractional shares. By way of explanation, in the event that a Triton shareholder would otherwise be entitled to receive a fractional share, or multiple shares plus a fractional share, of EHI common stock based on his or her ownership, EHI has agreed to “round up” to the next full share, and to issue, in the aggregate, up to an additional 5,000 shares to cover the rounding, rather than issuing fractional shares.  Until the final determination has been made as to how many shareholders of record of Triton are entitled to receive the Dividend Shares, EHI will not be able to determine how many additional shares will be required, although management does not anticipate that it will be more than 5,000 additional shares.

The following tables set forth certain information on a pro forma basis regarding beneficial ownership of the Company's common stock after giving effect to the distribution of 4,000,000 shares of common stock in the distribution (i) by each person (or group of affiliated persons) who is expected by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) by each director and executive officer of the Company, and (iii) by all of the directors and executive officers of the Company as a group.

Except as otherwise indicated, the address of each stockholder is the address of the principal executive offices of the company.

Beneficial Owner - Name and Address	Number of Shares Beneficially Owned Before Spin-off	Number of Shares Beneficially Owned After Spin-off	Percentage of Shares Beneficially Owned Before Spin-off	Percentage of Shares Beneficially Owned After Spin-off
Triton Distribution Systems, Inc. 105 Barbaree Way, Tiburon, CA 94920	4,000,000	0	20.20%	0%
Adrie Reinders, CEO and Director 870 Market Street, Suite 828, San Francisco, CA 94102	2,191,816	2,191,816	12.18%	11.07%
Marion Freijsen, COO and Director 870 Market Street, Suite 828, San Francisco, CA 94102	2,191,816	2,191,816	12.18%	11.07%
Gregory Lykiardopoulos, Chairman of the Board of Directors, Chairman of the Company 105 Barbaree Way, Tiburon, CA 94920	0	1,576,417	0%	7.96%
Suzanne Malone, Director 526 San Ramon Valley Blvd. Suite 137 Danville, California 94526	0	0	0%	0%
James E. Solomon, Director 2051 North Kingston Rd Farmington, Utah 84025	180,000	180,000	0.91%	0.91%
All Directors and Officers as a Group (5 persons)	4,563,632	6,140,049	23.05%	31.01%

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of information concerning our capital stock.  The summary below does not purport to be complete statements of the relevant provisions of our Articles of Incorporation or of our Bylaws.  The summary is qualified in its entirety by reference to these documents, which you must read for complete information on our capital stock.  Our Articles of Incorporation and bylaws are included as exhibits to the registration statement of which this Prospectus is a part.

Authorized Capital Stock

Immediately prior to and following the Distribution, our authorized capital stock will consist of up to 50,000,000 shares of authorized common stock, par value $0.0001 per share, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value per share.

Common Stock

Immediately following the Distribution Date, we expect to have approximately 286 stockholders of record.  Holders of EHI common stock are entitled to one vote per share for the election of directors and all other matters submitted to a vote of our stockholders. Subject to the rights of any holders of preferred stock that may be issued in the future, the holders of common stock are entitled to share ratably in such dividends as may be declared by our board of directors out of funds legally available therefor.  In the event of our dissolution, liquidation or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and liquidation preferences of any preferred stock.  Holders of common stock have no preemptive, subscription, redemption, conversion rights or similar rights.  All outstanding common stock issued in the Distribution will be fully paid and non-assessable.

Dividends

We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

Preferred Stock

Pursuant to our Articles of Incorporation, our board has the authority, without further stockholder approval, to provide for the issuance of up to 5,000,000 shares of preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock. No shares of our preferred stock are currently outstanding. Although we have no present intention to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, may have the effect of delaying, deferring or preventing a change in control of our company.

Provisions Having A Possible Anti-Takeover Effect

Our Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board and in the policies formulated by our board and to discourage certain types of transactions which may involve an actual or threatened change of our control. Our board is authorized to adopt, alter, amend and repeal our Bylaws or to adopt new Bylaws. In addition, our board has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The issuance of our preferred stock or additional shares of common stock could adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in our control.

Provisions of our certificate of incorporation and bylaws and of Delaware law could make the following more difficult:

•

an acquisition of us by means of a tender offer;

•

an acquisition of us by means of a proxy contest or otherwise, or

•

a removal of our incumbent officers and directors.

These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Exclusive Right to Fix Size of Board of Directors and to Fill Vacancies

Our Bylaws provide that the number of directors comprising our board shall not be fewer than one nor more than nine.  Newly created directorships resulting from any increase in our authorized number of directors and any vacancies in directorships resulting from death, resignation, retirement, disqualification, removal or other cause will be filled by a majority of our board of directors then in office.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws have advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board.  The business to be conducted at a meeting will be limited to business properly brought before the meeting by or at the direction of our board of directors or a duly authorized committee thereof or by a stockholder of record who has given timely written notice to our secretary of that stockholder’s intention to bring such business before such meeting.

No Cumulative Voting

Our Articles of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization in our Articles of Incorporation of undesignated preferred stock makes it possible for our board of directors to issue shares of our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. The provisions in our certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article 5 of our Bylaws provides:

To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, and within the meaning of and in accordance with NRS 78.7502:

1.

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this ARTICLE 5.

2.

The limitation of liability contemplated in this ARTICLE 5 shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of NRS 78.300, or (d) an intentional violation of criminal law.

3.

Any repeal or modification of this ARTICLE 5 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

4.

Without limitation, this ARTICLE 5 shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Nevada Revised Statutes, as the same exists or may hereafter be amended, as well as any applicable interpretation of Nevada law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Durham, Jones & Pinegar, P.C., Salt Lake City, Utah.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2010 and 2009, appearing in this prospectus and Registration Statement have been audited by OUM & Co. LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company's registered independent public accounting firm is OUM & Co. LLP (“OUM”).  OUM has performed the audits of our (and our predecessor's) financial statements for the fiscal years ended December 31, 2010 and 2009.  There have been no disagreements with OUM on any accounting or financial disclosure issues.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, for the shares of common stock being distributed by Triton.  The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330.  Copies of such materials may be obtained at prescribed rates by writing to the SEC.  The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”).  Following the effective date of this Registration Statement and the distribution, we will be subject to such informational requirements, and in accordance therewith, we will file reports, proxy and information statements and other information with the SEC.  Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above.  We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

You may also contact the Company at Triton Distribution Systems, Inc., 105 Barbaree Way, Tiburon, CA  94920, 415-381-4806.

FINANCIAL STATEMENTS

Commencing at page F-1 are the audited financial statements for the Company for the fiscal years ended December 31, 2010 and 2009.

EFACTOR HOLDINGS, INC.

INDEX TO FINANCIAL STATEMENTS

EFactor Holdings, Inc.

Financial Statements as of and for the

Years Ended December 31, 2009 and 2010, and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of EFactor Holdings, Inc.

We have audited the accompanying balance sheets of EFactor Holdings, Inc. (the “Company”) as of December 31, 2009 and 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s cash resources will not be sufficient to sustain its operations through 2011 without additional financing. The Company also has suffered recurring operating losses and negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ OUM & CO. LLP

San Francisco, California

November 2, 2011, except for

Note 1, as to which the date is December 29, 2011

EFACTOR HOLDINGS, INC.

BALANCE SHEETS

	December 31,		September 30,
ASSETS	2009	2010	2011
			(unaudited)

CURRENT ASSETS
Cash	$3,687	$742	$114,351
Accounts receivable, net	-	21,260	152,761
Receivable from related party	-	150,424	84,538
Other current assets	500	4,644	4,644
Total Current Assets	4,187	177,070	356,294

Property and equipment, net	76,445	87,993	48,017
Intangible asset			8,340,000

TOTAL ASSETS	$80,632	$265,063	$8,744,311

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$194,365	$334,048	$390,528
Accrued expenses, including $505,017 payable to related parties at December 31, 2009 and 2010
	514,817	547,124	84,979
Payable to related party	148,213	-	-
Deferred revenue	3,486	2,014	16,615
Total Current Liabilities	860,881	883,186	492,122

NON-CURRENT LIABILITIES
Notes Payable (including $22,800 to a related party)	126,653	90,988	108,408
Total Non-current Liabilities	126,653	90,988	108,408
TOTAL LIABILITIES	987,534	974,174	600,530

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock; $0.0001 par value per share; none authorized at December 31, 2009 and 2010; 5,000,000 shares authorized at September 30, 2011; none issued and outstanding
	-	-	-

Common Stock; $ 0.0001 par value per share; 50,000,000 shares authorized; 11,452,052, 12,748,938 and 18,000,000  shares issued and outstanding at December 31, 2009 and 2010, and September 30 2011 respectively

	1,145	1,274	1,800
Common Stock to be issued; 2,000,000 shares at September 30, 2011	-	-	2,780,000
Additional paid-in capital	2,158,174	3,725,579	11,032,473
Accumulated deficit	(3,066,221)	(4,435,964)	(5,670,492)
Total Stockholders' Equity (Deficit)	(906,902)	(709,111)	8,143,781

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$80,632	$265,063	$8,744,311

The accompanying notes are an integral part of these financial statements.

EFACTOR HOLDINGS, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,		Nine Months Ended September 30,
	2009	2010	2010	2011
			(unaudited)

REVENUE
Net revenue	$48,788	$183,293	$132,030	$261,092

COSTS AND EXPENSES
Cost of revenue	138,536	160,446	154,911	127,232
Sales and marketing	490,948	570,577	444,250	697,870
Product development	297,783	394,689	374,657	381,580
General and administrative	264,897	359,309	229,033	245,112
Depreciation and amortization	42,562	62,185	130,084	39,976

Total costs and expenses	1,234,726	1,547,206	1,332,935	1,491,770

Loss from operations	(1,185,938)	(1,363,913)	(1,200,905)	(1,230,678)

OTHER INCOME (EXPENSE)
Interest expense	(4,377)	(5,030)	(2,887)	(3,050)
Interest income	7,586	-	-	-

Loss before income tax	(1,182,729)	(1,368,943)	(1,203,792)	(1,233,728)

Income tax expense	(800)	(800)	(800)	(800)

Net loss	$(1,183,529)	$(1,369,743)	$(1,204,592)	$(1,234,528)

Net loss per share - basic and diluted	$(0.11)	$(0.11)	$(0.10)	$(0.09)

Weighted-average shares used to compute net loss per share - basic and diluted	11,155,824	11,933,086	11,917,357	13,164,650

The accompanying notes are an integral part of these financial statements.

EFACTOR HOLDINGS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2010

AND THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED)

			Common Stock				Total
	Common Stock		To Be Issued		Additional		Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Accumulated Deficit	Equity (Deficit)
Balances December 31, 2008	11,034,094	$1,103	-	$-	$1,446,678	$(1,882,692)	$(434,911)

Sale of common stock	417,958	42	-	-	711,496	-	711,538

Net loss	-	-	-	-	-	(1,183,529)	(1,183,529)

Balances December 31, 2009	11,452,052	1,145	-	-	2,158,174	(3,066,221)	(906,902)

Sale of common stock	1,296,886	129	-	-	1,567,405	-	1,567,534

Net loss	-	-	-	-	-	(1,369,743)	(1,369,743)

Balances December 31, 2010	12,748,938	1,274	-	-	3,725,579	(4,435,964)	(709,111)

Sale of common stock (unaudited)	925,223	93	-	-	1,242,310	-	1,242,403

Common stock issued for accrued expenses (related party) (unaudited)	325,839	33	-	-	504,984	-	505,017

Shares issued in share exchange (unaudited)	4,000,000	400	-	-	5,559,600	-	5,560,000

Shares to be issued for licensing agreement (unaudited)	-	-	2,000,000	2,780,000	-	-	2,780,000
				.	.
Net loss (unaudited)	-	-	-	-	-	(1,234,528)	(1,234,528)

Balances September 30, 2011 (unaudited)	18,000,000	$1,800	2,000,000	$2,780,000	$11,032,473	$(5,670,492)	$8,143,781

The accompanying notes are an integral part of these financial statements.

EFACTOR HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,		Nine Months Ended September 30,
	2009	2010	2010	2011
			(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,183,529)	$(1,369,743)	$(1,204,592)	$(1,234,528)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	42,562	62,185	130,084	39,976
Changes in operating assets and liabilities:
Accounts receivable	3,903	(21,260)	(36,605)	(131,501)
Receivable from related party	184,697	(150,424)	(126,926)	65,886
Prepaid expenses and other current assets	29,500	(4,144)	-	-
Accounts payable	28,034	139,683	130,391	56,480
Deferred revenue	113	(1,472)	-	14,601
Accrued expenses	(11,552)	32,307	122,300	42,872
Payable to related party	148,213	(148,213)	(144,727)	-
Other non-current liabilities	4,377	5,029	-	3,050

Net cash provided by (used in) operating activities	(753,682)	(1,456,052)	(1,130,075)	(1,143,164)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(29,760)	(73,733)	(73,733)	-
Proceeds from notes payable	89,554	-	-	14,370
Repayment of notes payable	(14,500)	(40,694)	(32,327)	-

Net cash provided by (used in) investing activities	45,294	(114,427)	(106,060)	14,370

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	711,538	1,567,534	1,254,231	1,242,403

Net cash provided by financing activities	711,538	1,567,534	1,254,231	1,242,403

NET INCREASE (DECREASE) IN CASH	3,150	(2,945)	18,096	113,609

CASH — Beginning of period	537	3,687	3,687	742

CASH — End of period	$3,687	$742	$21,783	$114,351

SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:

Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	$-	$-	$-	$-

SUPPLEMENTAL NON CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued/to be issued for intangible asset	$-	$-	$-	$8,340,000
Conversion of accrued expenses (related party) into common stock	$-	$-	$-	$505,017

The accompanying notes are an integral part of these financial statements.

EFACTOR HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Overview of the Business

Efactor Holdings, Inc. (“EHI”), was incorporated in the state of Nevada on September 7, 2011, as a wholly owned subsidiary of Triton Distribution Systems, Inc. (“Triton”). Pursuant to a License Agreement with Triton, EHI obtained from Triton a non-exclusive right and license to use, reproduce and market the Reservation Expert (the “Software”), for the purpose of providing services to its customers, in exchange for the future issuance by EHI of 2,000,000 shares of its common stock. The common stock will be issued to Triton on or before the first anniversary of the License Agreement, or September 9, 2012. Through the use of the license, customers will be able to make travel reservations, book airline seats, issue airline tickets, book hotels, cars and holiday packages, cruises and other holiday destination packages worldwide from its website.

The E-Factor Corp. (“Efactor”) was incorporated in the state of Delaware on October 13, 2007, and is a pioneer in providing a full-featured social network for entrepreneurs. Efactor provides a platform that enables access to a network of contacts, registration for networking events, advisory consulting, various business tools and a broad range of services and information.  Efactor’s member network is built from entrepreneurs and small business owners who are spread over 160 countries.

On September 24, 2011, EHI entered into a Share Exchange Agreement with Efactor pursuant to which EHI acquired all of the issued and outstanding shares of common stock of Efactor, or 6,699,236 shares, in exchange for the issuance of an aggregate of 14,000,000 shares of EHI's common stock.  Prior to the share exchange, EHI had 4,000,000 shares of common stock outstanding, and was obligated to issue 2,000,000 shares of its common stock to Triton prior to September 9, 2012, under the terms of the License Agreement.  As a result of the share exchange, the stockholders of Efactor obtained control of EHI, and held 70% of the common shares of EHI that are issued and outstanding or issuable under the License Agreement.  As a result of the share exchange, the business of Efactor became the business of EHI.

Efactor, as the accounting acquirer, recorded the share exchange as the issuance of common stock for the acquisition of the sole asset of EHI, or the Software.   The acquired Software was recorded as an intangible asset at its fair value of approximately $8.3 million, based on the fair value of the 4,000,000 common shares that were issued and outstanding and the 2,000,000 shares issuable to Triton. The fair value of approximately $8.3 million was based on the offering price, adjusted for the share exchange ratio, of the common stock sold in a recent private placement to Efactor investors.  This accounting for the share exchange transaction is identical to that of a reverse acquisition, accompanied by a recapitalization. No pro forma financial information is presented, since EHI was formed in September 2011, and has no historical information.

As a result of the reverse acquisition, the accompanying historical financial statements for periods prior to the share exchange are those of Efactor, except that the financial statements have been retroactively adjusted to reflect the authorized capital stock and $.0001 par value of EHI's common stock, and to reflect the outstanding shares of Efactor, adjusted for the share exchange ratio of 2.09 EHI shares for one Efactor share.  For periods subsequent to the share exchange, the financial statements reflect the combined activities of Efactor and EHI.  The combined entity is referred to as the "Company".  The Company is now in a position to combine the historical business of Efactor with the Company’s use of the Software to serve the Company's members.

NOTE 2 – Summary of Significant Accounting Policies and Estimates

Basis of Presentation and Use of Estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Going Concern Considerations

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses and negative cash flows from operations. At December 31, 2010, and September 30, 2011, the Company has an accumulated deficit of $4,435,964 and $5,670,492, respectively, and had working capital deficits of $706,116 and $135,828, respectively. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company believes its cash and cash equivalents on hand and expected to be generated from operations will not be sufficient to fund its operations through the next twelve months. The Company anticipates that its cash expenditures during the next twelve months will be approximately $2.0 million, and it expects to meet its cash needs and fund its working capital by raising additional debt or equity financing. If the Company is unable to raise additional debt or equity financing, it may be required to reduce, defer, or discontinue certain of its operating activities or may not be able to continue as a going concern entity.

Unaudited Interim Financial Information

The accompanying unaudited interim balance sheet as of September 30, 2011, and the unaudited interim statements of operations, stockholders’ deficit, and cash flows for the nine- month periods ended September 30, 2010 and 2011, have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position at September 30, 2011, and its results of operations and cash flows for the nine-month periods ended September 30, 2010 and 2011. The financial data and other information disclosed in the notes to the financial statements related to the nine-month periods are unaudited. The operating results for the nine-month period ended September 30, 2011, are not necessarily indicative of the operating results to be expected for the fiscal year ending December 31, 2011, or for any other interim period or for any other future year.

Cash Equivalents

Cash equivalents are considered to be highly liquid investments with maturities of three months or less at the date of purchase.

Concentrations of Credit Risks

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company’s investment policies limit any such investments to short-term, low-risk investments. The Company deposits cash and cash equivalents with high credit quality financial institutions in the United States and the Netherlands and is insured to the maximum limitations.  Balances in these accounts, at times, may exceed federally insured limits.

Accounts Receivable

The Company’s accounts receivable arise primarily from the sale of advertising and promotional placements on its website and from advisory services. No individual customer accounted for 10% or more of revenue or accounts receivable for the years ended December 31, 2009 and 2010. For the period ended September 30, 2011, we had one customer with a receivable balance at September 30, 2011, of $75,591 or 49% of the accounts receivable balance then outstanding. Collateral is not required for accounts receivable. On a periodic basis, the Company evaluates each customer account and based on the days outstanding of the receivable, history of past write-offs, collections, and current credit conditions, writes off accounts it considers uncollectible. Invoices are typically due in 30 days. The Company does not accrue interest on past due accounts. Accounts become past due on an account-by-account basis. Determination that an account is uncollectible is made after all reasonable collection efforts have been exhausted.

Financial Instruments—Fair Value

The Company has no assets or liabilities carried at fair value. The carrying values of the Company’s financial instruments, including accounts receivable and accrued liabilities, approximate their respective fair values due to their short maturities.

Property and Equipment

Property and equipment are recorded at cost and are being depreciated over their estimated useful lives of three to five years, using the straight-line method. Maintenance, repairs and minor renewals are expensed when incurred.

Website and Software Development Costs

The Company capitalizes costs to develop its website and internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of the related asset, which approximates two to three years. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized and expensed over the estimated useful life of the upgrades.

The Company capitalized website and internal-use software costs of $0 and $73,733 for the years ended December 31, 2009 and 2010, respectively, and $41,037 and $0 during the nine months ended September 30, 2010 and 2011 (unaudited), respectively. The Company’s capitalized website and internal-use software amortization is included in depreciation and amortization in the Company’s statements of operations, and totaled $35,000 and $47,000 for the years ended December 31, 2009 and 2010, respectively.

Intangible Assets

The Company has capitalized the cost of a software license acquired from Triton and will amortize the intangible asset on a straight-line basis over its estimated useful life commencing on the date the asset is placed in service.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no impairment losses.

Revenue

In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on the Company’s policy for each respective element.

The Company generates revenue primarily from sales of the following services:

•

Member Fees —The Company holds a variety of networking and informational events for its members and sells various membership packages to customers that allow users to have access to premium services via the E-Factor website.  Revenue from member services is recognized ratably over the contractual period, generally from one to 12 months.

•

Sponsorships —The Company sells priority advertising and promotional placements on its website portal to companies that wish to reach the Company’s membership and website visitors to introduce such members and visitors to products and services related to their general interests.  Revenue from these sponsorships is recognized after the advertising or promotional placement takes place.

•

Advisory Services —The Company promotes and makes available advisory and consulting services to members for the purpose of support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged.  Revenue is recognized as  services are rendered.

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue.

Comprehensive Loss

There are no components of comprehensive loss other than net loss, and accordingly the Company’s comprehensive loss is equivalent to its net loss for the periods presented.

Loss per Common Share

Basic loss per share of common stock excludes dilution and is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period. Diluted loss per share of common stock reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock were exercised or converted into shares of common stock.  For all periods presented, there are no potentially dilutive securities as the Company only has common stock issued.

Advertising Costs

Advertising costs are expensed when incurred and are included in sales and marketing expense in the accompanying statements of operations. The Company incurred advertising costs of $14,689 and $7,121 for the years ended December 31, 2009 and 2010, respectively, and $7,121 and $23,170 for the nine-month periods ended September 30, 2010 and 2011, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability approach for financial reporting purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce the deferred tax assets to an amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Stock Based Compensation

The Company plans to record stock-based compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. No employee or non-employee stock options have been granted during any of the periods presented. The Company plans to use the Black-Scholes option pricing model to estimate the fair value of the stock option grants. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about variables used in the calculation, including the fair value of the Company’s stock, the expected term (the period of time the options granted are expected to be outstanding), the volatility of the Company’s stock, a risk-free interest rate, and dividends. The Company plans to use the simplified calculation of expected term described in SEC Staff Accounting Bulletin No. 107, Share-Based Payment, and volatility based on an average of the historical volatilities of similar companies, as the Company does not have a history of a publicly traded stock price. The risk-free interest rate for the expected term of the option will be based on the U.S. Treasury yield curve in effect at the time of the grant.

In September 2011, the Company adopted the 2011 Stock Option Plan pursuant to which stock options to acquire an aggregate of 1,849,772 shares of the Company’s common stock were authorized for issuance. Under the Plan, non-statutory stock options and stock purchase rights may be granted to employees and consultants. Incentive stock options may be granted only to employees.

Foreign Currency Transactions

Foreign currency transactions are translated using the spot exchange rate at the settlement date of the transaction. Foreign assets and liabilities are translated using year-end exchange rates.  Foreign exchange transaction gains and losses are insignificant, and are included in general and administrative expenses in the accompanying statements of operations.

Recent Accounting Pronouncements

Effective July 1, 2009, the Company adopted new authoritative guidance on management’s assessment of subsequent events. The new guidance clarifies that management must evaluate, as of each reporting period events or transactions that occur after the balance sheet date. This guidance also refers to them as recognized and nonrecognized subsequent events and requires management to disclose the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. In accordance with this guidance, the Company evaluated subsequent events through the financial statement issuance date. In February 2010, the Financial Accounting Standards Board (“FASB”) issued new authoritative guidance which requires an entity that is a filer with the Securities and Exchange Commission (“SEC”) to evaluate subsequent events through the date that the financial statements are issued or available to be issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption of this guidance did not have a significant impact on the Company’s financial statements.

Effective July 1, 2009, the Company adopted The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This standard establishes only two levels of GAAP, authoritative and non-authoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, non-governmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became non-authoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP during 2009. As the Codification was not intended to change or alter existing GAAP, it did not have any impact on the Company’s financial statements.

Effective January 1, 2010, the Company adopted new authoritative guidance on fair value measurements and disclosures. The new guidance requires additional disclosures regarding fair value measurements, amends disclosures about postretirement benefit plan assets, and provides clarification regarding the level of disaggregation of fair value disclosures by investment class. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009, except for certain Level 3 activity disclosure requirements that will be effective for reporting periods beginning after December 15, 2010. Accordingly, the Company adopted this new guidance beginning January 1, 2010, except for the additional Level 3 requirements, which will be adopted in 2011. Level 3 assets and liabilities are those whose fair value inputs are unobservable and reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.  The adoption of this guidance did not have a material impact on the Company’s financial statements.

NOTE 3 - Property and Equipment

Property and equipment, net consisted of the following :

	December 31,		September 30,
	2009	2010	2011
			(unaudited)

Computer equipment	$17,318	$17,318	$17,318
Furniture and fixtures	14,369	14,369	14,369
Automobiles	13,934	13,934	13,934
Capitalized website and internal use software	105,000	178,733	178,733
Total property and equipment	150,621	224,354	224,354
Less: accumulated depreciation and amortization	(74,176)	(136,361)	(176,337)
Net property and equipment	$76,445	$87,993	$48,017

Depreciation and amortization expense on property and equipment was $42,562 and $62,185 for the years ended December 31, 2009 and 2010, respectively.

NOTE 4 – Accrued Expenses

Accrued expenses consisted of the following:

	December 31,		September 30,
	2009	2010	2011
			(unaudited)

Accrued compensation to founding stockholders	$505,017	$505,017	$-
Accrued compensation and benefits	5,000	-	7,091
Accrued expenses - other	4,000	40,507	75,488
Accrued income taxes	800	1,600	2,400
Total	$514,817	$547,124	$84,979

NOTE 5 – Loans

During the years ended December 31, 2009 and 2010, and nine months ended September 30, 2011(unaudited), the Company obtained several personal unsecured loans from individuals in the amounts of $89,554, $0 and $14,370, respectively. Of these amounts, a single loan of $22,800 was obtained in 2008 from an immediate family member of one of the Company’s founders. Borrowings bear simple annual interest at 5.0% and do not have a maturity date. Repayment of any loan is solely at the discretion of the Company and no repayments were scheduled or contemplated at September 30, 2011. The Company made unscheduled and discretionary principal repayments of $14,500 and $40,694 during 2009 and 2010, respectively.

NOTE 6 – Related Parties and Related Party Transactions

On behalf of the Company, Linge Beleggingen BV, a Dutch company and a related party, has received and disbursed funds in its Netherlands-based account, out of convenience for the Company. Funds were received from Netherlands-based investors to purchase shares of the Company. In parallel, Linge Beleggingen BV paid Netherlands-originating invoices for Company-incurred expenses on behalf of the Company. For the years 2009, 2010, and continuing in 2011, Linge Beleggingen BV paid, on behalf of the Company, the Company’s three Netherlands-based founders, Adrie Reinders, Marion Freijsen and Roeland Reinders, an annual management fee of $90,000 each and charged the Company an annual management expense of 65,000 Euros as compensation for overhead expenses incurred by Linge Beleggingen BV in managing the founders’ office overhead in the Netherlands. The Company maintains a current account with Linge Beleggingen BV to account for the funds received and disbursed on its behalf. The Company had receivables of $150,424 and $84,538 from Linge Beleggingen BV at December 31, 2010 and September 30, 2011, respectively, and a payable of $148,213 at December 31, 2009. The Company has also accrued compensation to its three founding stockholders for services rendered prior to the Company’s incorporation (see Note 4, Accrued Expenses). This liability was paid through the issuance of 325,839 shares of common stock in September 2011.

NOTE 7 – Commitments and Contingencies

From time to time, the Company may become involved in claims and other legal matters arising in the ordinary course of business. Management is not currently aware of any matters that will have a material adverse effect on the Company’s financial position, results of operations or its cash flows.

Facility Leases

The Company leases its office facilities under an operating lease agreement that expires in March 2013. The terms of the lease agreement provide for rental payments on a graduated basis.  The Company recognizes rent expense on a straight-line basis over the lease period. In addition, the Company rents temporary office and living spaces for executives traveling and working away from home to defray the cost of extending lodging arrangements. Rent expense, principally for leased office space under operating lease commitment, was $112,000 and $48,000 for the years ended December 31, 2009 and 2010, respectively, and $35,355 and $41,090 for the nine months ended September 30, 2010 and 2011(unaudited), respectively.

The Company does not have any capital lease obligations.

The Company’s future minimum payments under non-cancelable operating leases for office facilities having initial terms in excess of one year as of December 31, 2010, are as follows:

Years Ending December 31,	Operating Leases

2011	$84,000
2012	70,000
2013	16,000

Total minimum lease payments	$170,000

NOTE 8 - Income Taxes

The Company’s income tax expense for the periods presented in the statements of operations represents minimum California franchise taxes. The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	For the Year Ended
	December 31,
	2009	2010

Statutory federal income tax rate	(34)%	(34)%
State income taxes, net of federal taxes	(6)	(6)
Non-deductible items	1	1
Increase in valuation allowance	39	39
Effective income tax rate	-%	-%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes in the amounts used for income tax purposes, and operating loss carryforwards. Significant components of deferred tax assets are as follows:

	December 31,
	2009	2010
Deferred tax assets:
Federal net operating loss	$791,251	$1,411,229
State net operating loss	138,981	248,606
Depreciation and amortization	5,360	90,065

Total deferred tax assets	930,232	1,659,835
Less valuation allowance	(930,232)	(1,659,835)
	$-	$-

At December 31, 2010, the Company had federal and state net operating loss carry forwards available to offset future taxable income of approximately $4,150,000 and $4,143,000, respectively. These carry forwards will begin to expire in the years ending December 31, 2023, and December 31, 2013, respectively.  Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The Company has not performed a change in ownership analysis since its inception in 2007 and, accordingly, some or all of its net operating loss carryforwards may not be available to offset future taxable income. Even if the loss carryforwards are available, they may be subject to substantial annual limitations resulting from past ownership changes, and ownership changes occurring after December 31, 2010, that could result in the expiration of the loss carryforwards before they are utilized.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors. At December 31, 2009 and 2010, deferred tax assets have been fully offset by a valuation allowance. The valuation allowance for the year ended December 31, 2010, increased by $729,603.

The Company files income tax returns in the U.S. federal jurisdiction, and with the State of California.  The Company is subject to U.S. federal and state income tax examinations by tax authorities for tax years 2007 through 2010 due to net operating losses that are being carried forward for tax purposes. The Company does not have any uncertain tax positions or unrecognized tax benefits at December 31, 2009 or 2010. The Company’s policy is to recognize interest and penalties related to income taxes as components of interest expense and other expense, respectively.

NOTE 9 - Capital Stock

The Company is authorized to issue two classes of stock, to be designated, respectively, preferred stock and common stock. At September 30, 2011, the Company is authorized to issue 55,000,000 total shares, consisting of 5,000,000 shares of undesignated preferred stock, par value  $.0001 per share, and 50,000,000 shares of common stock,  par value $.0001 per share.

Preferred Stock

The Company's board of directors may issue up to 5,000,000 shares of preferred stock in one or more series with dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, the number of shares constituting any such series  and designation of such series to be determined at the date of issuance.  No shares of preferred stock have been issued.

Common Stock

The Company may issue up to 50,000,000 shares of common stock. The holders of common stock are entitled to one vote per share for the election of directors and all other matters submitted to a vote of the Company's stockholders. Subject to the rights of any holders of preferred stock that may be issued in the future, the holders of common stock are entitled to share ratably in any dividends as may be declared by the Company's board of directors. No dividends have been declared. In the event of the Company's dissolution, liquidation or winding up, holders of common stock are entitled to share ratably in all assets remaining after the payment of all liabilities and liquidation preferences of any preferred stock. The Company has issued shares of common stock in exchange for cash and services.

NOTE 10 - Information About Revenues and Geographic Areas

The Company considers operating segments to be components of the Company in which separate financial information is available that is evaluated regularly by the Company’s chief operating decision maker in deciding how to allocate resources and in assessing performance.  The chief operating decision maker for the Company is the Chief Executive Officer.  The Chief Executive Officer reviews financial information accompanied by information about revenue by service line and geographic region for purposes of allocating resources and evaluating financial performance. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results or plans for levels. Accordingly, the Company has determined that it has a single reporting segment and operating unit structure.

Revenue by geography is based on the address of the customer. The following tables present the Company’s revenue by service line, as well as revenue by service line by geographic region for the periods presented:

	Year Ended December 31,		Nine Months Ended September 30,
	2009	2010	2010	2011
			(unaudited)
Revenue by service:
Member fees	$47,288	$49,482	$36,265	$61,720
Sponsorships	1,500	54,792	43,805	13,576
Advisory services	-	79,019	51,960	185,796

Total	$48,788	$183,293	$132,030	$261,092

	Year Ended December 31,		Nine Months Ended September 30,
	2009	2010	2010	2011
			(unaudited)
Net revenue by geographic location:
United States	$15,101	$107,216	$78,479	$95,125
All other countries	33,687	76,077	53,551	165,967

Total	$48,788	$183,293	$132,030	$261,092

No individual customer accounted for 10% or more of revenue or accounts receivable for the years ended December 31, 2009 and 2010. For the period ended September 30, 2011, we had one customer with a receivable balance at September 30, 2011 of $75,591 or 49% of the accounts receivable balance then outstanding and this customer accounted for more than 10% of the total revenue for the nine-month period.

NOTE 11 – Subsequent Events (unaudited)

The Company has evaluated events and transactions that have occurred after December 31, 2010 through December 29, 2011 (the date that these financial statements were issued). The following material events and transactions occurred during this period.

During the fourth quarter of 2011, the Company issued 1,800,000 shares of common stock for services rendered and recorded an expense of $2,502,000.

Dealer Prospectus Delivery Obligation.  Until [a date which is 90 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EFACTOR HOLDINGS, INC.

1,000,000

SHARES

COMMON STOCK

____________________

PROSPECTUS

___________________

___________ ___, 2012

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed.  We may not distribute these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY ___, 2012

5,805,000 Shares

EFACTOR HOLDINGS, INC.

Common Stock

This registration statement of EFactor Holdings, Inc. (“EHI,” “we,” or the “Company”) and the prospectus contained herein register two transactions: the distribution by Triton Distribution Systems, Inc., (“Triton”), of shares of EHI to the Triton shareholders as a dividend; and the sale of shares of EHI common stock by eight selling shareholders described more fully herein.

Triton Distribution Systems, Inc. (“Triton”) is distributing to its shareholders 4,000,000 shares (the “Dividend Shares”) of EHI common stock owned by Triton, the parent of EHI.  The shareholders of Triton will receive one share of EHI common stock for every 63.42 shares of Triton common stock that they hold as of the record date for the distribution (subject to adjustment for stock splits or other changes in the number of issued and outstanding shares of common stock of Triton prior to the effective date of the distribution). No fractional shares will be issued.  Fractional shares will be rounded up to the nearest whole number. EHI will issue up to 5,000 shares as required by the rounding of fractional shares.  The record date for the distribution will correspond to the effective date of the registration statement. Triton and EHI anticipate that the Distribution of the Dividend Shares to the Triton shareholders will be made within 30 days of the date of the final prospectus.

Additionally, eight selling shareholders (the “Selling Shareholders”) are offering an aggregate of 1,800,000 shares (the “Resale Shares”) of EHI common stock pursuant to this Prospectus, and the registration statement of which it is a part.  The Selling Stockholders will receive all of the proceeds from the sale of the Resale Shares and EHI will receive none of those proceeds.

Triton Distribution Systems, Inc., is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of EHI common shares to its shareholders. The shareholders of Triton receiving shares in the distribution may be considered underwriters within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

There is currently no public market for EHI securities.  Our common stock is not publicly traded. An application will be filed with FINRA for the public trading of our common stock on the NASDAQ markets or in the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services), but there is no assurance that EHI’s common stock will be quoted on the NASDAQ markets, the OTC Bulletin Board, or any Exchange.

Simultaneously with the offering being conducted pursuant to this Prospectus, we have another concurrent offering of our shares that will have a dilutive effect on any purchaser of shares under this prospectus and the registration statement of which it is a part.  We are conducting an offering pursuant to another prospectus (the “Public Offering Prospectus”), which registers the sale by the Company of up to 1,000,000 shares (the “Direct Offering Shares”) of our common stock.  The sales of our shares under the Public Offering Prospectus will be sold pursuant to a “best-efforts” underwriting agreement, and we cannot determine how long it will take for the shares to be sold, or whether we will be successful in selling any of the shares.  The sales of the Direct Offering Shares are not covered by this prospectus.  As such, there are a total of 6,805,000 shares of our common stock registered for sale, resale, or distribution under this and the other prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

In reviewing this Prospectus, you should carefully consider the matters described under “Risk Factors” beginning on page ____ for a discussion of certain factors that should be considered by recipients and/or purchasers of EHI common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required.  You should read the entire Prospectus and any amendments or supplements carefully.

The date of this Prospectus is _______________, 2012

[RESALE PROSPECTUS ALTERNATE PAGE]

[RESALE PROSPECTUS ALTERNATE PAGE]

SUMMARY OF THE OFFERING

Summary of the Transactions Covered by this Registration Statement and Prospectus

As noted above, this Prospectus, and the Registration Statement of which it is a part, cover two separate transactions and issuances of shares of EHI: first, the issuance of the 4,000,000 Dividend Shares by Triton to the Triton Shareholders; and second, the sale by eight Selling Shareholders of up to 1,800,000 Resale Shares of EHI common stock.

The Dividend Share Distribution

The Dividend Shares will be issued in connection with a spin-off of EHI from Triton summarized below and described in more detail in the section entitled “The Distribution” on page 17.

Summary of the Spin-off

The following is a brief summary of the material terms and conditions of the Spin-off of EHI.  Please see “Background and Reasons for the Spin-off and Distribution” for a more detailed description of the matters described below.

Distributing corporation	Triton Distribution Systems, Inc.

Distributed corporation	EFactor Holdings, Inc.

Distribution ratio

Each holder of Triton common stock will receive 0.015767  shares of EHI common stock for one (1) each share of Triton common stock outstanding as of the Record Date, a ratio of one share of EHI common stock to every 63.42 shares of Triton common stock.  We anticipate that 4,000,000 shares of our common stock will be distributed in the Spin-off, based on the number of shares of Triton common stock outstanding on the Record Date.  EHI may issue up to 5,000 additional shares as required by the rounding of fractional shares.  The 4,000,000 shares of our common stock to be distributed by Triton constitute approximately 20.20% of the total issued and outstanding shares.  Following the Distribution by Triton of the EHI common stock to the stockholders of Triton common stock, Triton will no longer own any shares of our common stock.  For more information on the shares being distributed in the Spin-off, see “Description of Capital Stock.”

Distribution procedures

On or about the Distribution Date, the distribution agent identified below will distribute the shares of our common stock to be distributed by crediting those shares to book-entry accounts established by the transfer agent for persons who were common stockholders of Triton as of 5:00 p.m., Eastern Daylight Time, on the Record Date.  Paper stock certificates generally will not be issued to holders of Triton common stock, but may be issued to holders of Triton common stock who hold paper certificates.  You will not be required to make any payment or surrender or exchange your shares or certificates representing shares of Triton common stock or take any other action to receive your shares of our common stock.

Distribution agent, transfer agent and registrar for our shares of common stock	Action Stock Transfer Corp.

Record Date

Shareholders of Triton will receive one (1) share of EHI common stock for every 63.42 shares of Triton common stock owned of record on the date of this prospectus, subject to adjustment in the event of a stock split or reverse split of Triton common stock prior to the date of distribution.  Fractional shares will not be issued and will be rounded up to the nearest whole share.  Up to 5,000 shares will be issued by the Company in lieu of fractional shares.

Distribution Date

Up to 4,000,000 shares of common stock will be delivered to Action Stock Transfer, the Distribution Agent, within ten days of the date of this Prospectus, and the Distribution Agent will distribute the share certificates to the Triton shareholders (along with a copy of this prospectus), within thirty days thereafter.

Trading after the Record Date

Only holders of Triton common stock on the Record Date will receive shares of EHI common stock in the Spin-off.  If holders of Triton common stock sell or transfer their common stock prior to the Record Date, they will not receive shares in the Spin-off.  If you sell any shares of Triton common stock after the Record Date, you will be selling them “ex-dividend,” meaning that the purchaser of those shares will not acquire the right to receive shares of EHI common stock in the Spin-off.  You are encouraged to consult with your financial advisor or broker-dealer regarding the specific implications of selling Triton common stock following the Record Date and prior to the Distribution Date. See “Trading of Triton Common Stock After the Record Date and Prior to the Distribution.”

Relationship with Triton after the Spin-off

After the Distribution Date, Triton and EHI will continue to be separate and distinct companies.  EHI will no longer be a wholly owned subsidiary of Triton.  After the Spin-off, Mr. Gregory Lykiardopoulos will continue as the sole director and executive officer of Triton, and will be the Chairman of the Board and a director of EHI.  Other than Mr. Lykiardopoulos’s service as a common director of both companies and the share ownership by Triton, after the Spin-off, and other than the License Agreement between Triton and EHI, there will be no continuing relationships between Triton and EHI.

U.S. federal income-tax consequences

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code, among other requirements that likely are not met here, Triton, would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by Triton as a tax free spin-off. Triton does not meet these requirements and consequently, we do not believe that the distribution by Triton of our stock to its shareholders will qualify for tax free spin-off status.  This Registration Statement should not be read as providing legal or tax advice with respect to the distribution to our shareholders.

Conditions to Spin-off

We expect that the Spin-off will be effective on ________________ __, 2012, the Distribution Date, provided that the conditions set forth under the caption “The Spin-off—Spin-off Conditions and Termination” have been satisfied in the reasonable discretion of Triton and EHI.  Nevertheless, even if all of the conditions have been satisfied, Triton or EHI may amend or abandon any and all terms of the Spin-off and the related transactions at any time prior to the Distribution Date.

Reasons for the Spin-off	The Triton Board and management believe that the Spin-off will provide the benefits set forth under the caption “Background and Reasons for the Spin-off and Distribution” on page 19.
Trading symbol and stock price quotations

Currently there is no public market for our common stock.  We have not applied to list our common stock on any securities exchange but, subject to completion of the Spin-off and the submission and approval process associated with filings submitted to FINRA and/or the OTC Market Groups, Inc. by a market maker, we expect that following the Spin-off, prices for our common stock will be quoted on the NASDAQ markets or the OTC Bulletin Board and/or the OTC Market Groups, Inc. quotation services.  We cannot predict the trading prices for our common stock at any time after the Spin-off, nor can we guarantee that a trading market for EHI common stock will develop.  In addition, we expect that Triton common stock will remain outstanding and may continue to trade on the Pink Sheets, with price quotations available through the OTC Market Groups, Inc. quotations service.

Risk factors	You should review the risks relating to the Spin-off, our industry and our business, and ownership of our common stock described in “Risk Factors” beginning on page 9.

Trading Restrictions	Shares of our common stock distributed in the Spin-off will continue to be subject to certain restrictions on resale. See “Shares Eligible for Future Sale,” on page 28.

Estimated Use of Proceeds	Neither we nor Triton will receive any proceeds resulting from the distribution of our shares held by Triton or the issuance of additional shares to avoid the issuance of partial shares.

The Resale Shares and the Selling Shareholders

The following individuals are the Selling Shareholders who are selling the Resale Shares covered by this Registration Statement:

Name

Number of Resale Shares

Salvia Officinalis Trust

300,000 Shares

Vitis Vinifera Trust

300,000 Shares

Narcissus Trust

300,000 Shares

UCST Business Trust

300,000 Shares

Michelle Lu

300,000 Shares

Kevin Pickard

100,000 Shares

Adam Himmelman

100,000 Shares

David Sao Marcos

100,000 Shares

The following is a summary of how each of the Selling Shareholders received the shares of EHI common stock, the potential sale of which is covered by this Prospectus and the Registration Statement of which it is a part:

The Salvia Officinalis Trust, the Vitis Vinifera Trust, and the Narcissus Trust each received shares in connection with services that they had provided to EFactor Corp, the predecessor entity of EHI.  Services included assistance with capital raising for EFactor Corp, and communications and management services to certain of EFactor Corp’s shareholders in Europe, all of which inured to the benefit of EHI following its merger with EFactor Corp.  Management of EHI decided to compensate these entities with shares of EHI common stock.  These three trusts seek to resell these shares pursuant to this prospectus and the registration statement of  which it is a part.

UCST Business Trust provided financing for the evaluation report of the Triton technology prior to the entry of the License Agreement between Triton and EHI (described in more detail below).  Additionally, the UCST Business Trust provided services to EHI, including assisting EHI with adapting the Triton Reservation Expert Software into the EHI’s operation. Management of EHI decided to compensate UCST Business Trust with shares of EHI common stock. The UCST Business Trust seeks to resell these shares pursuant to this prospectus and the registration statement of  which it is a part.

Each of the individual Selling Shareholders have provided services either to EFactor Corp or EHI directly.  The services ranged from management of creditors and settlement of obligations, to preparation of financial information in connection with the filing of this registration statement, to providing technical support for the Reservation Expert Software and its implementation into EHI’s business.  Management of EHI decided to compensate these individuals with shares of EHI common stock.  These individual Selling Shareholders seek to resell these shares pursuant to this prospectus and the registration statement of which it is a part.

Once the registration statement of which this prospectus is part becomes effective with the Securities and Exchange Commission, and once a public market develops, the Selling Shareholders will be able to sell the Resale Shares in public transactions or otherwise, on the OTC Bulletin Board (or such other public market as may develop) or in privately negotiated transactions.  Those resales may be at the then-prevailing market price or at any other price the Selling Shareholders may negotiate.  There is no guarantee that a public market in EHI’s common stock will develop in the foreseeable future or ever, although Management intends to use its best efforts to develop a public market for the Company’s common stock.

[RESALE PROSPECTUS ALTERNATE PAGE]

THE OFFERING

THE SPIN-OFF TRANSACTION; ISSUANCE OF EHI SHARES TO TRITON SHAREHOLDERS

THE DISTRIBUTION

Common Stock to be distributed by Triton	4,000,000
Common Stock to be distributed by the Company[1]	5,000
Common Stock outstanding before the distribution	18,000,000
Common Stock outstanding after the distribution (maximum)[1]	18,000,000
Gross proceeds	$ 0

________________

1.

Up to 5,000 previously unissued shares of common stock may be issued to shareholders of Triton who would otherwise be entitled to receive a fractional share in the distribution.

USE OF PROCEEDS

Neither we nor Triton will receive any proceeds resulting from the distribution of the shares.

DISTRIBUTION SUMMARY

Record Date

Shareholders of Triton will receive one (1) share of EHI common stock for every 63.42 shares of Triton common stock owned of record on the date of this prospectus (the “Record Date”), subject to adjustment in the event of a stock split or reverse split of Triton common stock prior to the date of distribution.  Fractional shares will not be issued and will be rounded up to the nearest whole share.  Up to 5,000 shares will be issued by the Company in lieu of fractional shares.

Record Holders	Triton has approximately 286 shareholders of record. Following the distribution, EHI will have approximately 360 shareholders of record.

Prospectus	A copy of this prospectus will accompany each certificate being distributed to the Triton shareholders on the distribution date.

Distribution Date

Up to 4,000,000 shares of common stock will be delivered to Action Stock Transfer, the Distribution Agent, within ten days of the date of this prospectus, and the Distribution Agent will distribute the share certificates to the Triton shareholders (along with a copy of this prospectus), within thirty days thereafter.

Listing and Trading

There is currently no public market for our shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. Management anticipates that within three months of the date of the distribution, an application will be filed with FINRA for the public trading of our common stock on the on the NASDAQ markets or in the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services), but there is no assurance that the Company's common stock will be quoted on the NASDAQ markets or in the over-the-counter markets. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops, investor perception of our business, general market conditions, and our growth prospects.

THE DISTRIBUTION

Background and Reasons for the Spin-off and Distribution

EHI incurred approximately $1,400,000 in operating losses for the fiscal year ended December 31, 2010. As EHI continues to grow and implement the former business of EFactor, Corp, EHI will require additional capital. Management believes that the distribution and the resulting status of EHI as a publicly traded company will provide EHI with additional opportunities to access the public equity markets for growth capital.

As noted above, Triton is a development stage Web-based electronic catalog primarily focused on travel services distribution.   Triton’s core business is the electronic distribution of travel inventory from travel sellers to travel agencies and their clients. Triton’s target travel sellers are airlines, including air consolidators that purchase bulk seats on major carriers and resell air travel at reduced pricing; property management vendors and suppliers such as hotel chains, independent hotels, resorts, vacation lodgings and bed & breakfasts; car rental agencies; tour operators such as bus tours, expeditions, walking tours and adventure packages; cruise lines providing global sailing trips, scenic or specialty cruises within a region, and special custom cruises; and local transportation service providers such as limousines, shuttles, ferries and other local modes of transportation typically needed by travelers. Triton’s target travel buyers are travel agencies around the world.

Triton was a publicly reporting company until 2009 when Triton filed a Form 15 and terminated its registration under Section 12 (g) of the Exchange Act, as permitted in light of the combination of the number of shareholders and total assets of Triton for the preceding three fiscal years. Triton’s Board of Directors has periodically reviewed the possibility of becoming a reporting company again, but has not had the access to capital to enable it to satisfy its obligations, including the costs relating to being a public company.

While Triton is in the business-to-business (“B to B”) business, EFactor Corp was, and EHI will be, going forward, more focused in the consumer business space.  EHI’s core business will continue to be providing services to the entrepreneur Members.  Additionally, pursuant to the License Agreement, EHI will be able to use the Triton Software to provide support and service to EFactor’s consumer business and to the approximately 2 Million EHI members.

Triton’s Board of Directors believes that the License Agreement with EHI, which will enable EHI to provide travel-related services to its Members, will also provide revenue and license fees to Triton.  Triton intends to distribute to its shareholders on a pro-rata basis all shares of the Company’s common stock held by it in a transaction referred to in this Registration Statement as the “Distribution.”  Prior to the distribution and until it is completed, the Company was a subsidiary of Triton.

The Triton board of directors has determined in its best judgment that the Distribution will preserve the value of Triton’s B to B business while allowing EHI to focus on the consumer and entrepreneur side where EFactor has strong experience.  Triton’s Board of Directors also believes that the revenues from the License Agreement with provide sufficient revenues to Triton to permit it to meet its obligations, with a view to again becoming a public reporting company.  Triton’s Board believes that the access to capital as a public company will enable Triton to develop additional products and services which are unrelated to those of EHI.

Because the two businesses, Triton and EHI, have such different focuses, clients, customers, and markets, the Board of Directors of Triton believes that it is in the best interest of Triton and its shareholders to permit EHI to become a separate publicly reporting company, providing public information to EHI’s shareholders and the market in general, and permitting the two companies to proceed in their separate markets.

Additionally, Triton’s Board of Directors believes that the Distribution will preserve the value of EHI for the stockholders of Triton as of the Record Date, and will permit the development of that business as a separate and distinct company.  The shareholders of both Triton and EHI will benefit from separate audits of EHI and Triton, separate financial statements and financial disclosures, and separate public reports of the two companies.  Triton’s Board believes that this will increase the potential for future investment in both EHI and Triton.

Costs of the Spin-off

As of the date of this Registration Statement, Triton has incurred legal and accounting fees totaling approximately $90,000.

Structure of the Spin-off; Distribution Agreement

The Spin-off will be accomplished through the Distribution of stock of EHI to stockholders of record of Triton as of the Record Date.  The ratio of shares of EHI common stock to Triton common stock issuable in the Spin-off is a ratio of one share of EHI common stock to every 63.42 shares of Triton common stock.  The distribution is intended to occur on the Distribution Date.  On that date, each holder of Triton common stock will receive 0.015767 shares of EHI common stock for each share of Triton common stock held and will retain such holder’s shares of Triton common stock.   (In other words, this is not a share exchange of Triton common stock for EHI common stock.)  The Distribution is subject to the satisfaction or waiver of certain conditions, which are described in this Registration Statement under “Conditions to the Spin-off.”  Following the Spin-off, Triton will own no shares of EHI common stock.  Additionally, EHI will be an independent and separate public reporting company. EHI has agreed to issue up to 5,000 shares in lieu of fractional shares from its authorized and previously unissued common stock.  By way of explanation, in the event that a Triton shareholder would otherwise be entitled to receive a fractional share, or multiple shares plus a fractional share, of EHI common stock based on his or her ownership, EHI has agreed to “round up” to the next full share, and to issue, in the aggregate, up to an additional 5,000 shares to cover the rounding, rather than issuing fractional shares.  Until the final determination has been made as to how many shareholders of record of Triton are entitled to receive the Dividend Shares, EHI will not be able to determine how many additional shares will be required, although management does not anticipate that it will be more than 5,000 additional shares.

Triton stockholders will not be required to pay for shares of EHI common stock received in the Spin-off or to surrender or exchange shares of Triton common stock in order to receive our common stock or to take any other action in connection with the Spin-off.  No vote of Triton stockholders will be required or sought in connection with the Spin-off, and Triton stockholders will have no appraisal rights in connection with the Spin-off.  The Spin-off will not affect the number of outstanding shares of Triton common stock or any rights of Triton stockholders, although it will likely affect the market value of the outstanding Triton common stock.

Immediately following the Spin-off, we expect that approximately 18,000,000 shares of EHI common stock will be issued and outstanding, based on the Distribution described above.  We also expect to have approximately 360 stockholders of record, based on the number of stockholders of record of Triton common stock on the Record Date.

The specific terms and conditions relating to the Spin-off are set forth in the Distribution Agreement, discussed below.  Under the Distribution Agreement, the Spin-off will be effective on the Distribution Date.

Distribution Agreement

EHI intends to enter into a Separation and Distribution Agreement (the “Distribution Agreement”) with Triton containing key provisions relating to the separation of our business from Triton and the distribution of our shares of common stock. The Distribution Agreement identifies the assets that we own, or were transferred to us in connection with the Distribution Agreement.

The Distribution Agreement accomplishes two main tasks: sets forth the terms of the separation of EHI (the “Separation”) from its parent company, Triton Distribution Systems, Inc.; and sets forth the terms and conditions of the Distribution of EHI shares held by Triton (the “EHI Shares”) to the Triton stockholders.

Separation of EHI from Triton

Pursuant to the Distribution Agreement, upon execution of the Distribution Agreement, EHI will be entitled to retain all of its assets, consisting (generally) of the assets of EFactor Corp owned prior to the Share Exchange Agreement, consisting of certain intellectual property; fixed assets (including equipment, furniture, hardware, and non-proprietary software); EHI’s rights under the License Agreement; EFactor’s Member lists, information, and relationships; and contracts; and Triton agreed to take any steps necessary to effect any transfer not already completed.

Distribution of EHI Shares

Additionally, the Distribution Agreement sets forth the terms and conditions relating to the Distribution of the EHI Shares to the Triton stockholders.  Triton agreed to distribute 4,000,000 of the EHI Shares to its stockholders, and to take the following additional actions: assist in the preparation and filing with the SEC of this Registration Statement and other information as would be required by applicable laws; assist in the preparation and filing with the NASDAQ Markets or the OTC Bulletin Board an application for listing of the EHI Shares for trading; and to take all such other steps as reasonably necessary to effectuate the Distribution.  The Distribution Agreement imposed certain conditions on the Distribution, including the preparation and filing of the Registration Statement of which this Prospectus is a part, and the approval by the boards of directors of both companies.

Pursuant to the Distribution Agreement, Triton and EHI agreed to cooperate in connection with access to data necessary to operate their respective businesses.  Further, Triton and EHI each agreed to indemnify the other in connection with certain claims, and to cooperate in the event of any claims or legal proceedings brought against either party.

Mechanics of Completing the Distribution

Within ten days of the date of this prospectus, Triton will deliver 4,000,000 shares of our common stock to the Distribution Agent, Action Stock Transfer, to be distributed to the shareholders of Triton.  The Company also will deliver up to 5,000 shares to the Distribution Agent to be issued in lieu of fractional shares as described above.

The transfer agent will work with brokerage firms, banks, and other record owners to determine the beneficial owners of Triton common stock entitled to receive the Dividend Shares.

If you hold your Triton shares in a brokerage account, your EHI shares of common stock will be credited to that account.  If you hold your Triton in certificated form, a certificate representing shares of your EHI common stock will be mailed to you by the Distribution Agent.  The mailing process is expected to take about thirty days.

No cash distributions will be paid.  No shareholder of Triton will be required to make any payment or exchange any shares in order to receive our common shares in the distribution.  Triton will bear all of the costs of the distribution, and EHI is bearing the costs of this Registration Statement.

Trading of Triton Common Stock after the Record Date and Prior to the Distribution

If you own shares of Triton common stock at 5:00 p.m., Eastern Daylight time, on the Record Date and sell those shares on or prior to the Distribution Date, you will be selling those shares “ex dividend” and the purchaser of such shares will not acquire the right to receive shares of EHI common stock in the Spin-off.  In addition, in the event Triton is required to set a new record date for the Distribution, and if you sell your Triton common shares after the original Record Date you will not be entitled to receive shares of EHI common stock with respect to those shares of Triton common stock that you sold after the original Record Date but before the new Record Date.

Conditions to the Spin-off

We expect that the Spin-off will be effective on ______________________, 2012.  The Spin-off is subject to the satisfaction of the following conditions:

•

A Registration Statement on Form S-1 shall have been filed with the SEC for the purpose of registering the Distribution of the EHI common stock to the Triton Shareholders;

•

All government approvals and other consents necessary to consummate the Spin-off shall have been obtained and be in full force and effect, except for any such government approvals or consents the failure of which to obtain would not have a material adverse effect on the business, operations or condition (financial or otherwise) of either Triton or EHI;

•

No order, injunction or decree issued by any court or agency of competent jurisdiction preventing the consummation of the Spin-off shall be in effect, and no other event outside the control of Triton shall have occurred or failed to occur that prevents the consummation of the Spin-off;

•

The Triton Board shall have authorized and approved the Spin-off and not withdrawn such authorization and approval; and

•

No other events or developments shall have occurred that, in the sole discretion of the Triton Board, would result in the Spin-off having a material adverse effect on Triton, its stockholders or its creditors, or not being in the best interest of Triton, its stockholders, and creditors.

Triton will use its best efforts, and cooperate with EHI, to take all actions to cause the Spin-off to be completed in the most expeditious manner practicable, including the satisfaction of the above conditions.

Tax Consequences of the Distribution

We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free spin-off under United States tax laws. Under the U.S. Tax Code, among other requirements that likely are not met here, Triton would need to control at least 80% of our outstanding capital stock to qualify the distribution of our shares by Triton as a tax free spin-off. Triton does not meet these requirements and consequently, we do not believe that the distribution by Triton of our stock to its shareholders will qualify for tax free spin-off status.  This Prospectus and the Registration Statement of which it is a part should not be read as providing legal or tax advice with respect to the distribution to our shareholders.

The distribution of the EHI stock to Triton shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of the EHI stock on the date of the distribution, as determined in good faith by Triton.  Additionally, Triton will recognize taxable income in connection with the distribution.  If required by the tax laws, the distribution will be reported to the Internal Revenue Service on Form 1099-DIV. The tax impact of the distribution on Triton is not anticipated to be significant.

All stockholders should consult their own tax advisors concerning the specific tax consequences of the Spin-off of our common stock to holders of Triton common stock in light of their particular circumstances.  The above summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor.

THE RESALE SHARES; SELLING SHAREHOLDERS

Selling Shareholders

The Selling Shareholders are four separate trusts and four individuals.  The four trusts are not affiliated in any way with EHI or any of its affiliates.  Three of the four individual Selling Shareholders are not affiliated with EHI or any of its affiliates.  Kevin Pickard, one of the Selling Shareholders, has done consulting work for Triton, the parent company of EHI (until the completion of the Distribution).  Other than Mr. Pickard’s relationship with Triton, neither the Selling Shareholders nor any of their affiliates have any relationship of any type with EHI or its affiliates other than the presently established share ownership relationships between the Selling Shareholders, on the one hand, and EHI, on the other hand.

The following individuals are the Selling Shareholders who are selling the Resale Shares covered by this Registration Statement:

Name

Number of Resale Shares

Salvia Officinalis Trust

300,000 Shares

Vitis Vinifera Trust

300,000 Shares

Narcissus Trust

300,000 Shares

UCST Business Trust

300,000 Shares

Michelle Lu

300,000 Shares

Kevin Pickard

100,000 Shares

Adam Himmelman

100,000 Shares

David Sao Marcos

100,000 Shares

The following is a summary of how each of the Selling Shareholders received the shares of EHI common stock, the potential sale of which is covered by this Prospectus and the Registration Statement of which it is a part:

The Salvia Officinalis Trust, the Vitis Vinifera Trust, and the Narcissus Trust each received shares in connection with services that they had provided to EFactor Corp, the predecessor entity of EHI.  Services included assistance with capital structuring for EFactor Corp, and communications and management services to certain of EFactor Corp’s shareholders in Europe, all of which inured to the benefit of EHI following its merger with EFactor Corp.  Management of EHI decided to compensate these entities with shares of EHI common stock.  These three trusts seek to resell these shares pursuant to this prospectus and the registration statement of  which it is a part.

UCST Business Trust provided financing for the evaluation report of the Triton technology prior to the entry of the License Agreement between Triton and EHI (described in more detail above).  Additionally, the UCST Business Trust provided services to EHI, including assisting EHI with adapting the Triton Reservation Expert Software into the EHI’s operation. Management of EHI decided to compensate UCST Business Trust with shares of EHI common stock. The UCST Business Trust seeks to resell these shares pursuant to this prospectus and the registration statement of  which it is a part.

Each of the individual Selling Shareholders have provided services either to EFactor Corp or EHI directly.  The services ranged from management of creditors and settlement of obligations, to preparation of financial information in connection with the filing of this registration statement, to providing technical support for the Reservation Expert Software and its implementation into EHI’s business.  Management of EHI decided to compensate these individuals with shares of EHI common stock.  These individual Selling Shareholders seek to resell these shares pursuant to this prospectus and the registration statement of  which it is a part.

Once the registration statement of which this prospectus is part becomes effective with the Securities and Exchange Commission, and once a public market develops, the Selling Shareholders will be able to sell the Resale Shares in public transactions or otherwise, on the OTC Bulletin Board (or such other public market as may develop) or in privately negotiated transactions.  Those resales may be at the then-prevailing market price or at any other price the Selling Shareholders may negotiate.  There is no guarantee that a public market in EHI’s common stock will develop in the foreseeable future or ever, although Management intends to use its best efforts to develop a public market for the Company’s common stock.

USE OF PROCEEDS

All of the Resale Shares, if and when sold, are being offered and sold by the Selling Shareholders or their pledgees, donees, transferees or other successors in interest.  EHI will not receive any proceeds from those sales.

INFORMATION REGARDING TRITON AND SELLING SHAREHOLDERS

The following table provides information about the actual and potential ownership of shares of EHI common stock by Triton and the Selling Shareholders, and the number of such shares included for sale in this Prospectus.

The following information is not determinative of any Selling Stockholder’s beneficial ownership of EHI common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

Name of Selling Shareholder	Shares of Common Stock Owned by Selling Shareholder Prior to Offering	Percentage of Common Stock Owned By Selling Shareholder Prior to Offering	Number of Shares of Common Stock Offered Hereby (1)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
Triton Distribution Systems, Inc.	4,000,000	20.20%	4,000,000	0	0.00%(2)
Salvia Officinalis Trust	300,000	1.52%	300,000	0	0.00%(3)
Vitis Vinifera Trust	300,000	1.52%	300,000	0	0.00%(3)
Narcissus Trust	300,000	1.52%	300,000	0	0.00%(3)
UCST Business Trust	300,000	1.52%	300,000	0	0.00%(3)
Michelle Lu	300,000	1.52%	300,000	0	0.00%
Kevin Pickard	100,000	0.51%	100,000	0	0.00%(3)
Adam Himmelman	100,000	0.51%	100,000	0	0.00%(3)
David Sao Marcos	100,000	0.51%	100,000	0	0.00%(3)
TOTAL	5,800,000	29.29%	5,800,000	0	0.00%(3)

(1)

The percentages set forth are not determinative of the Selling Shareholder's beneficial ownership of EHI’s common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

(2)

In connection with the Distribution, Triton will issue to its shareholders all of the shares of EHI owned by Triton.

(3)

There is no assurance that the Selling Shareholders will sell any or all of the Resale Shares offered hereby.

PLAN OF DISTRIBUTION

Dividend Shares

This prospectus covers the distribution of 4,000,000 shares of our common stock owned by Triton and, to the extent necessary to round up fractional shares, up to an additional 5,000 shares of our common stock.  The distribution to the Triton shareholders will be accomplished upon effectiveness of the registration statement of which this prospectus is a part.  The mechanics of the Triton dividend distribution will be performed by our transfer agent, Action Stock Transfer Corp.

Triton is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the distribution of its shares to its shareholders.  The shareholders of Triton receiving Dividend Shares in the Distribution by Triton may be considered "underwriters" within the meaning of the Securities Act of 1933 in connection with the resale of the Dividend Shares, although as of the date of this prospectus, no market existed for our shares, and management was not aware of any shareholder who may engage in such transactions as of the date of this prospectus.  We have agreed to pay all fees and expenses incident to the registration of the common stock.

As of January12, 2012, the shareholders of record of Triton were the following:

100 PCT INC

WHEELER T ABBETT

PAMELA ADAM

HERBERT J ADLER JR

NAND AGGARWAL

AL-DEERA HOLDING CO KSCC KUWAIT

CATHERINE DIX ALLEN

MARJORIE ALLISON

MARK ALPERS

AMERICAN FINANCIAL

JOHN C ANDERSON

BRUCE ANDERSON

ERNEST ANDREWS

SHINYA ARAKAKI

DANIEL BALKO

BARBAREE LLC

BARRY BARNHOLTZ

REX BEIN

WILLIAM M BERNARDO

STANLEY BEST

RICHARD S BIBLER

DEAN BLOMQUIST

BOOKKEEPER INTERNATIONAL EQUITIES CORP

ROBERT BOYER

SYLVIE MARIA BRADLY

ANTHONY BRAND

GREGORY LEE BRANDON

JACQUELINE BRANDWYNNE

DANIEL BRENNAN

MARY ELLEN BRENNAN

EDWIN L BROWER

ABIGAIL E F BRUCE

RAISA L BUBLICK

CLAYTON BURKE

CCRI FINANCIAL CORPORATION

CEDE & CO

ROBERT CHAPUT

CEDRIC CHUN

VIVIAN CHAN CHUN

GARY L CLAY

JOHN COCHRAN

CONGREGATION AHAVAS SHALOM

CORPORATE ACTIONS ESCHEATMENT ACCOUNT

CORPORATE CAPITAL PARTNERS LP

STEVE CUBBERLY

CRAIG DABNEY

REID DABNEY

MARY CHIN DANG REVOCABLE TRUST

DEBT SQUAD LLC

SANDRA DEVINE

VALENE DISMUKES

DUPONT CAPITAL LLC

E*TRADE CUST FBO CEDRIC CHUN I

EDWARD N SHEN MD INC

KATHRYN M HAYES ENGLAND

JAMES ENTERLINE

CADE EVANS

JAMIE FARR

ALFRED FELDMAN

HERSHEL FELDMAN

JACQUELINE FENCHEL

VERN FENCL

ROBERT FERINI

FEUER FAMILY PARTNERSHIP DTD

FINANCIAL SERVICES CORP DEF BE FBO RICHARD KERBS

FIRST CLEARING LLC

ALAN M FISHER

JAMES L FLECK

EUGENE R FLINK

NEIL FOLEY

VICTOR FOTI

BRIAN FRENZEL

BRIAN FRENZEL

LUIS GARCIA

MENCHAM GENACK

JEAN M GEYER

GEORGE GHABY

PATRICK GIGANTI

RICHARD A GLASSMAN

RONALD L GLASSMAN

ROBERT GLEESON

PAMELA GODINEZ

HERSH GOLDBERG

PATRICIA GRACE

JAMES V GRAMLICH

RORY LERMAN GREEN

JIGISHA GUPTA

RAMILA B GUPTA

KENDALL HALES

EMMA C HASS

HAWK INVESTMENTS LTD C/O TRITON DISTRIBUTION

KIM MARIE HAYES

SUSAN MARIE HAYES

SUSAN MARIE HAYES

ESTHER HEBERT

GRANT G HELLER

FRED D HESS

JOSEPH W HESS

ALBERT R HILDENBRAND

HILDA HILDENBRAND

AUSTIN EDWARD HILLS 2004 TRUST

JEFF HIMAWAN

ADAM HIMMELMAN

ALAN S HODES

WILLIAM L HOLDER JR

HOPE HOWARD

ANTHONY L HUFFMAN

TODD M HUNT

BURCHARD ILER

VAHE IMASDOUNIAN

VAHE IMASOUNIAN

LEN INDELICATO

LEONARD INDELICATO

ANTHONY J JACOBSON

SHEILA JENKINS

C KENNETH JOHNSON

HAL KAHAN

JAY KAM

HELEN KEILHOLTZ

PANOS KESHISHIAN

BOHDAN T KILIS

KRISTEN KIMBALL

SHLOMO STEVE KLEIN

DEVORAH KLEINBERG

ANITA L KOCH

CHARLES F KOCH

GWENDOLYN A KOCHER

MELVIN R KOELLER

NOBUYUKI KONDO

LOUIS P KREISBERG

ALVIN LAI

CLINTON LEE

LINDA M LEE

ROBERT A LEE

ROBERT J LEHMAN

WENDEL LEW

WENDEL LEW

WENDEL LEW

ARNOLD W LIEMAN

MARY LITWIN

LIVESTRONG VENTURE CAPITAL PAR INC

GREGORY LYKIARDOPOULOS

J DAVID MADDOX

ERIE MALICKY

BELVA MALONE

PATRICIA C MALOUF

MARIN NORTHCOAST LLC

STEVEN MARKOFF

CHRIS MARTINIAK

CHRIS MARTINIAK

KRISTIN MASUNAGA

JAY MCCANN

RICHARD F MCENTYRE

MALCOLM E MCGUIRE

CLYDE MCNEAL

FRANK MCNULTY

YVETTE MERRILL

WYATT METCALF

DOUGLAS METCALF

KEVIN MICHALSKI

DEBORAH MILAM

THEODORE T MIYAMOTO

THEODORE T MIYAMOTO

PHILIP G MONTOYA

CURTIS MORAN

DENNIS MORELLI

DAN MUELLER

DANIEL MURPHY

STEVEN K NAKATA

SUE S NEILL

NFS LLC AI DEPT FBO THOMAS L PORTER IRA

NFS LLC FBO ESTHER L GONZALES

NFS LLC FBO PATRICIA SAFFIAN I

NFS LLC FBO THOMAS POTTER IRA

NFS LLC LP FBO DEAN BLOOMQUIST

ALICE NICHOLS

RAVI NIRULA

EDWARD NOLTE

KEVIN M O'HARA

JOHN J O'LOUGHLIN

JOHN J O'LOUGHLIN

JOHN J O'LOUGHLIN

JOHN J O'LOUGHLIN

TAAKI OGAWA

OLSON JEWELERS INC

GERALD T ORR

SCOTT H OTWELL

PAUL OUZTS

MICHAEL W OVERBY

H WILLIAM PAISLEY

ANGELO PALMISANO

ANA MARIA PALOMINO

RONALD J PANG

MARLON PARATO

NIRAJ R PATEL

FRANK R PATON

GEORGE T PATON

PENSON FINANCIAL FBO GARY K WO ROLLOVER IRA

PENSON FINANCIAL SERVICES FBO MICHAEL CARLYON IRA

PENSON FINANCIAL SERVICES FBO MORRIS LASSON

PENSON FINANCIAL SERVICES INC

EDWARD PETITJEAN

VICTOR PETRILLO

PFSI FBO AARON L HEIMOWITZ IRA

PFSI FBO ADOLPH J RABINOVITZ I

PFSI FBO FRANKLIN A DOBROVICH IRA

PFSI FBO HARRISON KLETZEL IRA

PFSI FBO IVAN H NORMAN ROLL IR

PFSI FBO JUDITH A BEIN IRA

PFSI FBO TRENT FRANCE IRA

KEVIN PICKARD

JOSEPH F PICKERING

WILLIAM S PIEPER

PAUL M PION

RICHARD W POGUE

TIM PORTER

QUALSTAR CAPITAL CORP

THOMAS D REGNIER

ROBERT H REID

RICHARDSON & PATEL LLP

KAROLA KRISTINA RIETZ

ROBERT HAROLD REID MD INC MONE PUR PEN & PROF

HENRY RODRIGUEZ

ROBERT S ROGERS

SCOTT ROGERS

SUSAN E ROGERS

RICHARD A ROSEN

STAN ROSS

RONALD L ROWLAND

KEN A RUBENDALL

VIRGINIA D RUSH

MICHAEL J RUSSI

ROBERT SACHS

CAROL SAWYER

ROBERT F SCHATZ

ROBERT F SCHROEPFER

RICHARD SEARFOSS

JAMES SHARPE

EDWARD N SHEN

MARIN SHERMAN

MARSHALL SHIRCK

DON L SKAGGS

ABRAHAM SLOMAVICS

GORDON SMITH

RICHARD SNIDER

SHARON J SNIDER

GEORGIA ANNA STATHIS

STERLING TR CUST TIM ADKINS IR

DEBORAH A STONE

GLEN STRAUSS

ELEK J SUTO

JOSEPH TAUB

MICHAEL TESTA

JAMES F THACKER

THE ELEVATION FUND LLC

THE UNIVEST GROUP

ANDARS TOTH

VAN TUIN

UCST BUSINESS TRUST

BRADLEY C UNDERWOOD

JENNIFER UNDERWOOD

UNIVEST CONSULTANCY GROUP WLL KUWAIT

UNIVEST GROUP LTD

F O WADMAN

MICHAEL WAIDELICH

JAMES WALITALO

JAMES WALL

LORRAINE WALZ

QUINTEN WARD

QUINTEN WARD

VAN A WARD

GEORGE WASHBOND

JOSEPH T WENK

JON WESNER

WEST HAMPTON SPECIAL SITUATION LLC

WESTPORT RESEARCH GROUP LLC

WESLEY WHITE

GERALDINE WHITFORD

GERALD WHITT

JESSE WHITTEMORE

WARREN WOON

JOHN F WRIGHT

DAVID YERUSALIMSKY

TOROS YETENEKIAN

KENT ZENDER

Pursuant to SEC rules, all of the shareholders of Triton named above may be deemed to be underwriters.  Neither the Company nor Triton is aware of the intentions of any of the Triton Shareholders named above with respect to any future sales of the Dividend Shares.

Mr. Lykiardopoulos is the Chairman of the Company.  Mr. Pickard has done consulting work for Triton, the Company’s parent entity. The UCST Business Trust provided financing for the evaluation report of the Triton technology prior to the entry of the License Agreement between Triton and EHI.  To the Company’s knowledge, the only relationship that any of the above-named shareholders of Triton, other than Mr. Lykiardopoulos, Mr. Pickard, and the UCST Business Trust, had with the Company or Triton within the past three years was that of shareholder of the Company’s parent entity, Triton.

Of the 285 Triton Shareholders of record named above (other than CEDE & Co.), only the following will own more than one thousandth of one percent (0.001%) of the outstanding shares of EHI following the Distribution:

Gregory Lykiardopoulos	8.0%	(1,576,417 EHI shares)
Kevin Pickard	1.0%	(200,000 EHI shares)
UCST Business Trust	2.1%	(409,941 EHI shares)

(The Dividend Shares to be issued to Mr. Pickard and the UCST Business Trust are in addition to the Resale Shares owned by them described above.)

All other shareholders of Triton will own less than one thousandth of one percent of the outstanding shares of the Company’s common stock following the Distribution.

Resale Shares

Once the registration statement of which this prospectus is part becomes effective with the Commission, the Resale Shares covered by this prospectus may be offered and sold from time to time by the Selling Shareholders or their pledgees, donees, transferees or successors in interest.  Such sales may be made on the OTC Bulletin Board (or other such market or trading facility), in the over the counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  The Resale Shares may be sold by any means permitted under law, including one or more of the following:

•

a block trade in which a broker dealer engaged by the Selling Shareholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker dealer as principal and resale by such broker dealer for its account under this prospectus;

•

an over the counter distribution in accordance with the rules of the OTC Bulletin Board;

•

ordinary brokerage transactions in which the broker solicits purchasers; and

•

privately negotiated transactions.

In effecting sales, broker dealers engaged by the Selling Shareholders may arrange for other broker dealers to participate in the resales.

In connection with distributions of the Resale Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker dealers.  In connection with such transactions, broker dealers may engage in short sales of the Shares covered by this prospectus in the course of hedging the positions they assume with the Selling Shareholders.  The Selling Shareholders may also sell the Resale Shares short and redeliver the Resale Shares to close out such short positions.  The Selling Shareholders may also enter into option or other transactions with broker dealers which require the delivery to the broker dealer of the Resale Shares, which the broker dealer may resell or otherwise transfer under this prospectus.  The Selling Shareholders may also loan or pledge the Resale Shares registered hereunder to a broker dealer and the broker dealer may sell the shares so loaned or upon a default the broker dealer may effect sales of the pledged shares pursuant to this prospectus.

Broker dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated in connection with the sale. Such broker dealers and any other participating broker dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

EHI has advised the Selling Shareholders that the anti manipulation rules under Regulation M of the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates.  In addition, EHI will make copies of this prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Resale Shares offered hereby.

All costs, expenses and fees in connection with the registration of the shares will be borne by EHI.  Commissions and discounts, if any, attributable to the sales of the Resale Shares will be borne by the Selling Shareholders.  The Selling Shareholders may agree to indemnify any broker dealer or agent that participates in transactions involving sales of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act of 1933.  EHI will not receive any proceeds from the sale of the Resale Shares.

EHI has agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective for the shorter period of either one year or until all of the Resale Shares have been sold by the Selling Shareholders. Trading of any unsold shares after the expiration of such period will be subject to compliance with all applicable securities laws, including Rule 144.

The Selling Shareholders are not obligated to sell any or all of the Resale Shares covered by this prospectus.

In order to comply with the securities laws of certain states, the Resale Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, the sale and issuance of Resale Shares may be subject to the notice filing requirements of certain states.

[RESALE PROSPECTUS ALTERNATE PAGE]

Corporate Information

Corporate Structure

Pursuant to the Spin-off, we will become a separate publicly traded company.  The Spin-off and our resulting separation from Triton involve the following steps:

•

Under the Securities Act, the registration statement on S-1 filed by EHI shall have become effective, and the Distribution Agent will mail a copy of the Prospectus to all stockholders of Triton.

•

Following the Spin-off, we anticipate that we will operate as a separate publicly traded company, and anticipate that within three months, an application will be filed with FINRA for the public trading of our common stock on the NASDAQ markets or in the over-the-counter markets (the OTC Bulletin Board and/or the OTC Markets Group, Inc. quotation services), but there is no assurance that EHI’s common stock will be quoted on the NASDAQ markets, the OTC Bulletin Board, or any Exchange.

For a further explanation of the Spin-off, see “The Distribution” beginning on page 17.

[RESALE PROSPECTUS ALTERNATE PAGE]

Dealer Prospectus Delivery Obligation.  Until [a date which is 90 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EFACTOR HOLDINGS, INC.

5,805,000

SHARES

COMMON STOCK

____________________

PROSPECTUS

___________________

___________ ___, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense:	Amount
SEC Registration Fee	$1,093
Accounting fees and expenses	$50,000	*
Legal fees and expenses	$110,000	*
Miscellaneous	$50,000	*
Total	$211,093	*
*Estimated

In addition to these expenditures, Triton will pay the expenses associated with the distribution of the common stock, including the fees of our transfer agent.  Those expenses are estimated to be approximately [$5,000.]

Item 14.  Indemnification of Directors and Officers

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article 5 of our Bylaws provides:

To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, and within the meaning of and in accordance with NRS 78.7502:

1.

 No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this ARTICLE 5.

2.

The limitation of liability contemplated in this ARTICLE 5 shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of NRS 78.300, or (d) an intentional violation of criminal law.

3.

Any repeal or modification of this ARTICLE 5 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

4.

Without limitation, this ARTICLE 5 shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Nevada Revised Statutes, as the same exists or may hereafter be amended, as well as any applicable interpretation of Nevada law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities –

In connection with the Share Exchange Agreement between EHI and EFactor Corp. (“Efactor”) in September 2011, EHI issued an aggregate of 14,000,000 shares (the “Exchange Shares”) of its common stock to the 74 stockholders of Efactor.  The shares were issued in connection with privately negotiated transactions; no public solicitations or announcements were made.  Efactor shareholders received a copy of the Share Exchange Agreement, and had the opportunity to ask questions of the officers of Efactor relating to the share exchange transaction, Triton, and the License Agreement.  Each of the recipients of the Exchange Shares had a prior business or investment relationship with Efactor.

Of the 74 Efactor shareholders, 59 were overseas (the “Overseas Holders”), all of whom made written representations and warranties to the Company that they were purchasing for their own accounts, for investment, and not with a view to distribution of the shares; that by reason of their business or financial experience, or that of their professional advisors, they were capable of evaluating the merits and risks of an investment in EHI and of protecting their own interests in connection with the transaction; that the Exchange Shares were restricted; and that they were not U.S. Persons as defined in Rule 902 of Regulation S.

The 15 remaining Efactor shareholders were domestic (the “Domestic Holders”), all of whom either represented and warranted to the Company that they were Accredited Investors as defined in Rule 501 of Regulation D, or that by reason of their business or financial experience, or that of their professional advisor s, they were capable of evaluating the merits and risks of an investment in EHI and of protecting their own interests in connection with the transaction.  Moreover, the Domestic Holders also represented and warranted that they were purchasing for their own accounts, for investment, and not with a view to distribution of the shares; that the Exchange Shares were restricted; and that they had the opportunity to ask questions of the officers of Efactor relating to the share exchange transaction, Triton, and the License Agreement.

Both the Overseas Holders and the Domestic Holders included officers and directors of Efactor, as well as individuals who had either worked for or provided services to EFactor, and were familiar with the business and management of Efactor.

The only consideration paid for the Exchange Shares was the exchange of the holder’s shares of Efactor common stock.

No public solicitation or advertising was undertaken in connection with the transactions, and the recipients of the Exchange Shares issued in connection with the Share Exchange Agreement represented that they were purchasing the shares for their own account and for investment purposes and not for purposes of distribution or resale. The certificates evidencing such shares were marked with a restrictive legend, indicating that any resale or transfer thereof was subject to restrictions under the Securities Act and applicable rules and regulations.  The issuance of the Exchange Shares was done pursuant to Section 4(2) of the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

Additionally, subsequent to in September 30, 2011, EHI issued an aggregate of 1,800,000 shares of its restricted common stock to the Selling Shareholders, as follows:

Name	Number of Resale Shares

Salvia Officinalis Trust	300,000 Shares
Vitis Vinifera Trust	300,000 Shares
Narcissus Trust	300,000 Shares
UCST Business Trust	300,000 Shares
Michelle Lu	300,000 Shares
Kevin Pickard	100,000 Shares
Adam Himmelman	100,000 Shares
David Sao Marcos	100,000 Shares

The Salvia Officinalis Trust, the Vitis Vinifera Trust, and the Narcissus Trust each received shares in connection with services that they had provided to EFactor Corp, the predecessor entity of EHI.  Services included assistance with capital structuring for EFactor Corp, and communications and management services to certain of EFactor Corp’s shareholders in Europe, all of which inured to the benefit of EHI following its merger with EFactor Corp.  Management of EHI decided to compensate these entities with shares of EHI restricted common stock.

UCST Business Trust provided financing for the evaluation report of the Triton technology prior to the entry of the License Agreement between Triton and EHI.  Additionally, the UCST Business Trust provided services to EHI, including assisting EHI with adapting the Triton Reservation Expert Software into the EHI’s operation. Management of EHI decided to compensate UCST Business Trust with shares of EHI restricted common stock.

Each of the four individual Selling Shareholders (Ms. Lu and Messrs. Pickard, Himmelman, and Sao Marcos) have provided services either to EFactor Corp or EHI directly.  The services ranged from management of creditors and settlement of obligations, to preparation of financial information in connection with the filing of this registration statement, to providing technical support for the Reservation Expert Software and its implementation into EHI’s business.  Management of EHI decided to compensate these individuals with shares of EHI restricted common stock.

The shares issued to the three trusts and the four individual shareholders described above were issued pursuant to privately negotiated transactions with EHI.  No public solicitation or advertising was undertaken in connection with these transactions. The certificates evidencing such shares will be marked with a restrictive legend, indicating that any resale or transfer thereof is subject to restrictions under the Securities Act and applicable rules and regulations.  The issuance of these shares was done pursuant to Section 4(2) of the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

Item 16.

Exhibits

(a)

Financial Statements

The following financial statements and accompanying audit opinion are filed as part of this Registration Statement on Form S-1 (see “Financial Statements”):

(1)

Report of Independent Registered Public Accounting Firm F-2

(2)

Financial Statements

(3)

Balance Sheets F-3

(4)

Statements of Operations F-4

(5)

Statements of Stockholders' Deficit F-5

(6)

Statements of Cash Flows F-6

(7)

Notes to Financial Statements F-7

(b)

Exhibits

The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibit No.

Exhibit Description

2

Separation and Distribution Agreement between Triton Distribution Systems, Inc., and EFactor Holdings, Inc. (draft filed herewith, subject to completion)

3.1

Articles of Incorporation of EFactor Holdings, Inc. (previously filed)

3.2

Bylaws of EFactor Holdings, Inc. (previously filed)

4.1

Form of specimen certificate for the Registrant’s common stock, par value $0.0001 per share (to be filed by amendment)

5.1

Legal Opinion and Consent (to be filed by amendment)

10.1

License Agreement between Triton Distribution Systems, Inc., and EFactor Holdings, Inc., dated September 24, 2011 (previously filed)

10.2

Share Exchange Agreement between EFactor Holdings, Inc., and EFactor, Corp., dated September 24, 2011 (previously filed)

10.3

Chief Executive Officer Employment Agreement, dated October 19, 2011 (previously filed)

10.4

Chief Operating Officer Employment Agreement, dated October 19, 2011 (previously filed)

23.1

Consent of Independent Registered Public Accounting Firm (filed herewith)

24

Power of Attorney (Signature Page)(filed herewith)

Item 17.

Undertakings

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5)

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to the Rule 424;

2.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration  statement or made in any document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement or amendment to be signed on its behalf by the undersigned, in San Francisco, California, on January 31, 2012 ..

EFACTOR HOLDINGS, INC.

Date:   January 31, 2012

By:  /s/ Adrie Reinders

Adrie Reinders, President, Chief Executive Officer

By: /s/ Gregory Lykiardopoulos

Gregory Lykiardopoulos, Chief Financial Officer

(Principal Accounting Officer, Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

/s/ Adrie Reinders

January 31, 2012

Adrie Reinders, President,

Date

Chief Executive Officer and Director

(Principal Executive Officer)

/s/ Gregory Lykiardopoulos

January 31, 2012

Gregory Lykiardopoulos, Chairman of the Board,

Date

Chairman of the Company

/s/ Gregory Lykiardopoulos

January 31, 2012

Gregory Lykiardopoulos, Chief Financial Officer,

Date

(Principal Accounting Officer, Principal Financial Officer)

/s/ Gregory Lykiardopoulos

January 31, 2012

Gregory Lykiardopoulos, Chairman of the Board,

Date

Chairman of the Company

/s/ Marion Freijsen

January 31, 2012

Marion Freijsen, Chief Operating Officer, Director

Date

/s/ Suzanne Malone

January 31, 2012

Suzanne Malone, Director

Date

/s/ James E. Solomon

January 31, 2012

James E. Solomon, Director

Date

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory Lykiardopoulos and Adrie Reinders, and each or any one of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

/s/ Adrie Reinders

January 31, 2012

Adrie Reinders, President,

Date

Chief Executive Officer and Director

(Principal Executive Officer)

/s/ Gregory Lykiardopoulos

January 31, 2012

Gregory Lykiardopoulos, Chairman of the Board,

Date

Chairman of the Company

/s/ Gregory Lykiardopoulos

January 31, 2012

Gregory Lykiardopoulos, Chief Financial Officer,

Date

(Principal Accounting Officer, Principal Financial Officer)

/s/ Gregory Lykiardopoulos

January 31, 2012

Gregory Lykiardopoulos, Chairman of the Board,

Date

Chairman of the Company

/s/ Marion Freijsen

January 31, 2012

Marion Freijsen, Chief Operating Officer, Director

Date

/s/ Suzanne Malone

January 31, 2012

Suzanne Malone, Director

Date

/s/ James E. Solomon

January 31, 2012

James E. Solomon, Director

Date